UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MP MATERIALS CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 13, 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of MP Materials Corp., a Delaware corporation (the “Company”), will be held on Tuesday, June 13, 2023, at 8:00 a.m. Pacific Time. To increase access for all of our stockholders, the Annual Meeting will be online and a completely virtual meeting of stockholders. You may attend, vote and submit questions during the Annual Meeting via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/MP2023. You will not be able to attend the Annual Meeting in person nor will there be any physical location.

Only stockholders of record at the close of business on April 18, 2023, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. As further described in the proxy materials for the Annual Meeting, you are entitled to attend the Annual Meeting via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/MP2023. While we encourage you to vote in advance of the Annual Meeting, you may also vote and submit questions relating to meeting matters during the Annual Meeting (subject to time restrictions). You may vote by telephone, Internet or mail prior to the Annual Meeting.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/MP2023, you must enter the 16-digit control number found next to the box with the arrow included on your Notice of Internet Availability of Proxy Materials (the “Internet Notice”) or proxy card (if you receive a printed copy of the proxy materials).

The Annual Meeting will be held for the following purposes:

1.

To elect the two Class III directors named in this Proxy Statement to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal;

2.	To hold an advisory vote to approve the compensation paid to the Company’s named executive officers;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.	To consider and transact such other business as may properly come before the Annual Meeting.

On or about April 26, 2023, we began mailing to certain stockholders the Internet Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) and how to vote online.

By order of the Board of Directors,

Las Vegas, Nevada

April 26, 2023	Elliot D. Hoops General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of the Company: The Internet Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

Your vote is very important. You may vote at the virtual meeting or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to access and review the proxy materials and submit your proxy or voting instructions as soon as possible. You may vote your proxy by telephone or Internet (instructions are on your proxy card, voter instruction form and the Internet Notice, as applicable) or, if you received your proxy materials by mail, by completing, signing and mailing the enclosed proxy card in the enclosed envelope.

Forward-Looking Statements	1

2023 Proxy Statement Summary	2

Overview of MP Materials Corp.	3

Questions and Answers	5

Proposal One—Election of the Two Class III Directors Named in This Proxy Statement	11

Corporate Governance	15

Certain Relationships and Related Person Transactions	22

Security Ownership of Certain Beneficial Owners and Management	26

Director Compensation	29

Compensation Discussion and Analysis	32

Compensation Tables	43

Proposal Two—Advisory Vote to Approve Compensation Paid to the Company’s Named Executive Officers	56

Proposal Three—Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	57

Report of the Audit Committee	59

1

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; changes in the price of rare earth oxide and continued demand for rare earth oxide; uncertainty of the projected financial information with respect to the Company; continued demand for NdFeB alloy and magnets which may decrease materially in the future; the effects of competition on the Company’s future business; risks related to the rollout of the Company’s business strategy, including Stage II and III, and the timing of achieving expected business milestones; risks related to the Company’s definitive long-term agreement with General Motors; the Company’s ability to produce and supply NdFeB alloy and magnets to third parties, including General Motors, which is subject to a number of uncertainties and contingencies; the impact of the global COVID-19 pandemic and other variants, on any of the foregoing risks; and those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” and other documents to be filed by the Company with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update publicly any forward-looking statements except as required by law.

2023 PROXY STATEMENT SUMMARY

This summary contains highlights about our Company and the upcoming 2023 Annual Meeting of Stockholders. This summary does not contain all of the information that you may wish to consider in advance of the meeting, and we encourage you to read the entire Proxy Statement before voting.

2023 Annual Meeting of Stockholders

Date and Time:	Tuesday, June 13, 2023, at 8:00 a.m., Pacific Time
Location:	Live audio webcast on the Internet at www.virtualshareholdermeeting.com/MP2023*
Record Date:	April 18, 2023

*

This year’s Annual Meeting will be conducted via live audio webcast. You may attend, ask questions relating to meeting matters (subject to time restrictions) and vote during the Annual Meeting via the live audio webcast on the Internet at the link above. You will not be able to attend the Annual Meeting in person. There will be no physical location for stockholders to attend.

Voting Matters and Board Recommendations

Proposal	Matter	Board Recommendation
1	Election of the Two Class III Directors named in this Proxy Statement (Arnold W. Donald and Randall J. Weisenburger)	FOR each Nominee

2	Advisory Vote to Approve Compensation Paid to the Company’s Named Executive Officers	FOR

3	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023	FOR

OVERVIEW OF MP MATERIALS CORP.

•

Largest Producer of Rare Earth Materials in Western Hemisphere—The Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility in California, North America’s only active and scaled rare earth production site. Separated rare earth elements are critical inputs to the world’s most powerful and efficient magnets found in electric vehicles, unmanned aerial vehicles, defense systems, wind turbines and various advanced technologies.

•

Restoring the full rare earth supply chain to the United States—The Company is developing U.S. metal, alloy and magnet manufacturing capacity to build these critical components for electrification domestically. The Company completed construction of the building shell for its first magnetics facility in Ft. Worth, Texas in 2022 and expects to begin delivery of rare earth alloy flake in 2023 and magnets in 2025.

•

Record Financial Results—The Company achieved record overall financial results in 2022. The Company generated record revenue of $527.5 million, up 59% year over year, net income of $289.0 million, up 114% year over year, and Adjusted EBITDA of $388.6 million, up 77% year over year. For a further discussion regarding Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, please see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, beginning on page 34.

•

Record Production and Sales at Mountain Pass—In 2022, the Company achieved record financial performance by producing a record 42,499 metric tons of rare earth oxides (“REO”) in concentrate (the highest rare earth production in the United States and Mountain Pass history) and selling a record 43,198 metric tons of REO.

•

Began Commissioning of Stage II Separations Facilities—In 2022, the Company substantially completed construction and/or commissioning of several circuits of the Stage II separation facilities, including concentrate drying and roasting.

•

Signed Definitive Supply Agreement with General Motors—In 2022, the Company signed a definitive long-term agreement with General Motors to supply alloy and magnets powering 12+ Ultium Platform electric vehicle models.

•	Financial Discipline—As of December 31, 2022, the Company had $1.2 billion of cash, cash equivalents, and short-term investments and $492 million of net cash.

1700 S. Pavilion Center Drive, Suite 800

Las Vegas, Nevada 89135

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 13, 2023

This Proxy Statement is being furnished to the stockholders of MP Materials Corp. (the “Company,” “MP Materials” or “MP”) in connection with the solicitation of proxies for the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 13, 2023 at 8:00 a.m., Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Internet Availability of Proxy Materials (the “Internet Notice”). The Annual Meeting will be held via live audio webcast on the Internet at www.virtualshareholdermeeting.com/MP2023. This solicitation is being made by the Board of Directors of the Company (the “Board of Directors” or the “Board”). You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement, the Internet Notice, the accompanying proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, available to our stockholders electronically via the Internet at www.proxyvote.com. On or about April 26, 2023, we will mail to our stockholders the Internet Notice containing instructions on how to access this Proxy Statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement.

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet at www.proxyvote.com. Accordingly, we are sending an Internet Notice to all of our stockholders as of the close of business on April 18, 2023 (the “Record Date”). All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

How can I attend the Annual Meeting?

Stockholders as of the Record Date (or their duly appointed proxy holder) may attend, vote and submit questions virtually during the Annual Meeting by logging in at http://www.virtualshareholdermeeting.com/MP2023. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Internet Notice. If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to submit questions or vote at the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m., Pacific Time, on Tuesday, June 13, 2023. We encourage you to access the Annual Meeting prior to the start time. Online access will open at 7:45 a.m., Pacific Time, and you should allow ample time to log in to the Annual Meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. A recording of the Annual Meeting will be available at http://www.virtualshareholdermeeting.com/MP2023 for 90 days after the Annual Meeting.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. We also encourage you to submit questions in advance of the meeting until 11:59 p.m. Eastern Time the day before the Annual Meeting by going to www.proxyvote.com and logging in with your control number. During the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the types of questions that will be accepted, will be posted on the Annual Meeting website. To ensure the orderly conduct of the Annual Meeting, we encourage you to submit questions in advance. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card, voting instruction form or Internet Notice to ask questions during the meeting.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page: http://www.virtualshareholdermeeting.com/MP2023.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on three proposals at the Annual Meeting:

•

the election of the two Class III directors named in this Proxy Statement to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified or until such director’s earlier death, resignation or removal;

•	to hold an advisory vote to approve the compensation paid to the Company’s named executive officers; and

•	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

We will also consider other business, if any, that properly comes before the Annual Meeting.

What happens if other business not discussed in this Proxy Statement comes before the Annual Meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other business properly comes before the Annual Meeting under our Amended and Restated Certificate of Incorporation (the “Charter”), Amended and Restated Bylaws (the “Bylaws”), and rules established by the SEC, the proxies will use their discretion in casting all of the votes that they are entitled to cast.

How does the Board recommend that stockholders vote on the proposals?

Our Board recommends that stockholders vote “FOR” the election of the two director nominees named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Who is entitled to vote?

As of the Record Date, 177,620,546 shares of common stock, par value $0.0001 per share, were outstanding. Only holders of record of our common stock as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

How do I vote in advance of the Annual Meeting?

If you are a holder of record of shares of common stock of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the Internet Notice or proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.

How do I vote during the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted if you are attending the Annual Meeting by entering the 16-digit control number found on your proxy card or Internet Notice when you log into the Annual Meeting at http://www.virtualshareholdermeeting.com/MP2023.

Shares held in street name through a brokerage account or by a broker, bank or other nominee may be voted at the Annual Meeting by entering the 16-digit control number found on your Internet Notice or voter instruction card when you log into the meeting at http://www.virtualshareholdermeeting.com/MP2023.

Even if you plan to attend the Annual Meeting, we recommend that you vote in advance, as described above under “How do I vote in advance of the Annual Meeting?” so that your vote will be counted if you are unable to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to the attention of the Secretary at the address on the first page of this Proxy Statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending the Annual Meeting and voting electronically, as indicated above under “How do I vote during the Annual Meeting?” Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Three). Proposal One and Proposal Two are non-routine matters.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. A broker, bank or other nominee may exercise its discretionary voting authority on Proposal Three because Proposal Three is a routine matter, and as such there will be no broker non-votes on Proposal Three. Broker non-votes may occur as to Proposal One and Proposal Two, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results for Proposal One and Proposal Two, or any other non-routine matter that comes before the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the Record Date shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether there is a quorum at the Annual Meeting. Your shares are counted as being present if you participate virtually at the Annual Meeting and cast your vote online during the Annual Meeting prior to the closing of the polls by visiting http://www.virtualshareholdermeeting.com/MP2023, or if you vote by proxy via the Internet, by telephone or by returning a properly executed and dated proxy card or voting instruction form by mail.

What vote is required to approve each matter to be considered at the Annual Meeting?

Proposal One: Election of the Two Class III Directors Named in this Proxy Statement.

Our Bylaws provide that the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. This means that once a quorum has been established, the director nominees receiving the highest number of votes are elected up to the maximum number of directors to be elected at the Annual Meeting. Thus, the nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. A broker non-vote on Proposal One will not have any effect.

Proposal Two: Advisory Vote to Approve Compensation Paid to the Company’s Named Executive Officers.

The proposal to approve an advisory resolution regarding the compensation of the Company’s named executive officers requires approval by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon with respect to such proposal. An abstention or a broker non-vote on Proposal Two will not have any effect.

Proposal Three: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year requires approval by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon with respect to such proposal. An abstention on Proposal Three will have no effect. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Three.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on June 12, 2023, and proxies submitted by mail should be received by the close of business on June 12, 2023 (the day prior to the date of the Annual Meeting).

What does it mean if I receive more than one Internet Notice or proxy card?

If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of the two Class III directors named in this Proxy Statement;

•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;

•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Three); and

•

will not be counted in connection with the election of the two Class III director nominees named in this Proxy Statement (Proposal One) and the approval, on an advisory, of the compensation of the Company’s named executive officers (Proposal Two) or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results for non-routine matters.

Our Board knows of no matter to be presented at the Annual Meeting other than Proposals One, Two, and Three. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?

This proxy solicitation is being made on behalf of our Board. The Company will pay the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, our employees may solicit proxies personally or by telephone or facsimile, but they will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy materials to their principals and we may reimburse them for their expenses. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost that is not expected to exceed $17,500 plus reasonable out-of-pocket expenses.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders for any purpose germane to the meeting for 10 business days prior to the Annual Meeting, at MP Materials Corp., 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at http://www.virtualshareholdermeeting.com/MP2023. You will need the control number included on your Internet Notice, proxy card, or voting instruction form, or otherwise provided by your bank, broker or other nominee.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Proxy Statement, Internet Notice and one Annual Report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge, by calling (866) 540-7095 or writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact

Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for next year’s annual meeting of the stockholders?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Charter, our Bylaws, and the rules established by the SEC.

Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2024 annual meeting of stockholders, we must receive the proposal at our executive offices at 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135, no later than December 28, 2023, provided, however, that if the date of our 2024 annual meeting of stockholders is more than 30 days before or after June 13, 2024, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials.

Pursuant to our Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than the close of business on February 14, 2024, and not later than the close of business on March 15, 2024, provided, however, that if the date of our 2024 annual meeting of stockholders is more than 30 days before June 13, 2024, or more than 60 days after June 13, 2024, then such notice must be delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the 2024 annual meeting of stockholders. All proposals submitted outside of the process established in Rule 14a-8 and nominations of directors must comply with the requirements set forth in our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must comply with the additional requirements of Rule 14a-19(b). Any proposal or nomination should be addressed to the attention of our Secretary, and we suggest that it be sent by certified mail, return receipt requested.

Whom can I contact for further information?

You may request additional copies, without charge, of this Proxy Statement and other proxy materials or ask questions about the Annual Meeting, the proposals, or the procedures for voting your shares by writing to our Secretary at 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135, or by emailing our Investor Relations Group at ir@mpmaterials.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF THE TWO CLASS III DIRECTORS NAMED IN THIS PROXY STATEMENT

General

In accordance with our Charter, we have a classified Board, with directors in three separate classes, Class I, Class II and Class III, with only one class of directors being elected in each year. At the Annual Meeting, our stockholders will vote on two Class III directors for a three-year term and until the election and qualification of their respective successors in office, or until such director’s earlier death, resignation or removal. Each of our other current directors will continue to serve as a director until the expiration of their respective terms and until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our Board nominated Arnold W. Donald and Randall J. Weisenburger for re-election to our Board as Class III directors at the Annual Meeting. Messrs. Donald and Weisenburger currently serve on our Board and have consented to be named in this Proxy Statement and have agreed to serve, if elected, until the 2026 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. There are no family relationships between or among any of our executive officers, nominees, or continuing directors. Daniel Gold was not nominated for re-election as a Class III director and his term as a director will expire at the Annual Meeting. The size of the Board will be reduced from eight to seven members effective immediately upon the occurrence of the Annual Meeting.

Directors

The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors:

Name	Independent	Age	Director Since
Class III Directors—Nominees for Election at the Annual Meeting
Arnold W. Donald	Yes	68	2023
Randall J. Weisenburger	Yes	64	2020
Class I Directors—Term Expiring at the 2024 Annual Meeting
James H. Litinsky	No	45	2020
Andrew A. McKnight	Yes	45	2020
Class II Directors—Term Expiring at the 2025 Annual Meeting
Connie K. Duckworth	Yes	68	2020
Maryanne R. Lavan	Yes	63	2020
General (Retired) Richard B. Myers	Yes	81	2020

Summary of Director Experience and Qualifications

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of the Company’s directors because of their particular relevance to the Company’s business and strategy. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Donald	Duckworth	Lavan	Litinsky	McKnight	Myers	Weisenburger
Qualification and Attributes
Accounting/Auditing	●	●	●	●	●	●	●
Business Operations	●	●	●	●	●	●	●
Capital Management	●	●	●	●	●	●	●
Corporate Governance Leadership	●	●	●	●	●	●	●
Financial Expertise/Literacy	●	●	●	●	●	●	●
Independence	●	●	●		●	●	●
Industry Experience	●		●	●			●
International	●	●	●	●	●	●	●
Investment Markets	●	●	●	●	●	●	●
Other Recent Public Board Experience	●	●	●		●	●	●
Public Company Executive Experience	●		●	●	●		●
Regulatory/Risk Management	●	●	●	●	●	●	●
Government, Law or Military	●		●	●		●	●

Demographic Background
MP Board Tenure (in Years)	Less than 1	2	2	2	2	2	2
Age (Years)	68	68	63	45	45	81	64
Gender (Male/Female)	M	F	F	M	M	M	M
Race/Ethnicity
African American	●
White/Caucasian		●	●	●	●	●	●

Biographies of our Board Members

Set forth below are the names and certain information about our Board of Directors and our Board Nominees, Arnold W. Donald and Randall J. Weisenburger.

Board Nominees—Class III Directors

Arnold W. Donald currently serves as a director of Bank of America Corporation (NYSE: BAC) since 2013 and Salesforce, Inc. (NYSE: CRM) since January 2023. He was President and Chief Executive Officer of Carnival Corporation (NYSE: CCL) and Carnival plc, a cruise and vacation company, from July 2013 to August 2022, and served as a director from 2001 to 2022. From November 2010 to June 2012, Mr. Donald served as President and Chief Executive Officer of The Executive Leadership Council, a nonprofit organization that seeks to support, develop, and increase the number of African American corporate executives globally. In addition, he served as President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International from January 2006 to February 2008. He also served as the Chairman and Chief Executive Officer of Merisant from 2000 to 2003, a privately held global manufacturer of tabletop sweeteners, and remained as Chairman until 2005. In addition, Mr. Donald was a member of the board of directors of Crown Holdings, Inc. (NASDAQ: CCK) from 1999 to 2019. Further, Mr. Donald held several senior leadership positions with global responsibilities at Monsanto over a more than 20-year tenure, including President of its Agricultural Group and President of its Nutrition and Consumer Sector. Mr. Donald earned a B.A. in economics from Carleton College, a B.S. in mechanical engineering from Washington University in St. Louis, and an M.B.A. from The University of Chicago Booth School of Business. Mr. Donald brings to our Board extensive experience in regulated, consumer, retail, and distribution businesses both as an executive and as a director of public companies.

Randall J. Weisenburger was the Executive Vice President and Chief Financial Officer of Omnicom Group Inc. (NYSE: OMC), a global media, marketing and corporate communications holding company, from 1998 to 2014. In 2015, Mr. Weisenburger formed Mile 26 Capital. Mr. Weisenburger was a founding member of Wasserstein Perella, and, from 1993 to 1998, was President and Chief Executive Officer of the firm’s merchant banking subsidiary, Wasserstein & Co. He also held various roles within the firm’s portfolio of investment companies including Co-Chairman of Collins & Aikman Corp., CEO of Wickes Manufacturing, Vice Chairman of Maybelline Inc., and Chairman of American Law Media. Before Wasserstein Perella, Mr. Weisenburger was a member of the First Boston Corporation. Mr. Weisenburger currently serves as the Presiding Director and Senior Independent Director of Carnival Corporation (NYSE: CCL), a cruise and vacation company. He is also a director of Valero Energy Corporation (NYSE: VLO), an oil and gas company, and a director of Corsair Gaming Inc. (NASDAQ: CRSR), a computer gaming company. Mr. Weisenburger holds an M.B.A. from the Wharton School of the University of Pennsylvania, where he was named the Henry Ford Scholar, and a B.A. in Finance and Accounting from Virginia Polytechnic Institute and State University (Virginia Tech). Mr. Weisenburger brings to our Board extensive experience in business leadership, capital markets, finance and compliance, organizational leadership and public company governance.

Continuing Directors—Class I Directors

James H. Litinsky is the Founder, Chairman, and Chief Executive Officer of MP Materials Corp. (NYSE: MP). Mr. Litinsky is also the Founder, Chief Executive Officer, and Chief Investment Officer of JHL Capital Group LLC, an alternative investment management firm. Prior to founding JHL in 2006, he was a member of the Drawbridge Special Opportunities Fund at Fortress Investment Group LLC, a global investment management firm. Prior to Fortress, he was a director of Finance at Omnicom Group, Inc., and worked as a merchant banker at Allen & Company. Mr. Litinsky received a B.A. in Economics from Yale University, cum laude, and a J.D. and M.B.A. from the Northwestern University School of Law and the Kellogg School of Management. He was admitted to the Illinois Bar. Mr. Litinsky currently serves on the board of the Shirley Ryan AbilityLab and the Museum of Contemporary Art Chicago. As Founder, Chairman, and CEO of the Company, Mr. Litinsky brings to our Board an extensive understanding of the Company’s business and industry. In addition, Mr. Litinsky brings to our Board valuable business, leadership, and management insights into the strategic direction and growth trajectory of the Company.

Andrew A. McKnight is a Managing Partner of the Credit Funds Business of Fortress Investment Group LLC. Mr. McKnight heads the liquid strategies and serves on the investment committee for the Credit Funds and is a member of the Management Committee of Fortress. Mr. McKnight is also the Co-CIO of the Drawbridge Special Opportunities Fund, the Fortress Lending Funds and Fortress Credit Opportunities Funds. Mr. McKnight previously served on the board of directors of Mosaic Acquisition Corp. from 2017 to 2020; HRG Group, Inc. from 2016 to 2018; and Fidelity & Guaranty Life Assurance Company in 2017. Prior to joining Fortress in February 2005, Mr. McKnight worked at Fir Tree Partners where he was responsible for analyzing and trading high yield and convertible bonds, bank debt, derivatives and equities for the value-based hedge fund. Prior to Fir Tree, Mr. McKnight worked at Goldman, Sachs & Co. in Leveraged Finance and the Distressed Bank Debt trading group. Mr. McKnight serves on the Board for the Center for Politics at the University of Virginia, the Board of Advisors for SMU’s Cox School of Business Alternative Asset Management Center and the Board of Center for New American Security. In addition, Mr. McKnight is a member of the Council on Foreign Relations. Mr. McKnight received a B.A. in Economics from the University of Virginia. Mr. McKnight brings to our Board extensive experience in management, finance and investments and executive leadership skills.

Continuing Directors—Class II Directors

Connie K. Duckworth was a Partner and Managing Director of Goldman Sachs, a multinational investment bank and financial services company, until 2000, when she retired following a 20-year career. Ms. Duckworth was named Partner in 1990, the first female sales and trading partner in Goldman Sachs’ history. After Goldman Sachs, Ms. Duckworth founded a social enterprise ARZU, Inc., in 2004 to empower destitute women weavers in rural Afghanistan and served pro bono as its Chairman and CEO until its merger with UK based Turquoise Mountain in 2019. Since 2010, Ms. Duckworth has served as a director of Steelcase Inc. (NYSE: SCS), a manufacturer of commercial furniture and related products. Previously, she served as a trustee of Equity Residential (NYSE: EQR), a Maryland real estate investment trust, until June 2022, and served on the boards of directors of Northwestern Mutual, Russell Investment Group, Nuveen Investments, Smurfit Stone Container Corporation, and DNP Select Income Fund. In her philanthropic work, Ms. Duckworth is a trustee of the University of Pennsylvania and chairs the International Board of Advisors of the University of Texas at Austin. She serves on the board of Northshore-Edward-Elmurst Health, in Evanston, Illinois, where she was the first and only female Chairman of the Board. She is a founding member of the U.S.-Afghan Women’s Council in Washington, D.C., and a member of the Bush Institute’s Women’s Initiative Policy Advisory Council in Dallas. The recipient of numerous awards for leadership, social impact and innovation, Ms. Duckworth holds an M.B.A. from the Wharton School and a B.A. from the University of Texas at Austin. Ms. Duckworth brings to our Board executive leadership experience in the financial services industry and as a non-profit entrepreneur. In addition, Ms. Duckworth brings to our Board insight into the Board’s roles and responsibilities, particularly in the areas of environmental, social, and governance matters, gained from her extensive experience as a public company board member.

Maryanne R. Lavan is the Senior Vice President, General Counsel, and Corporate Secretary of Lockheed Martin Corporation (NYSE: LMT), a global security and aerospace company. In this role, she is responsible for the legal affairs and law department of Lockheed Martin, including serving as counsel to its senior leadership and board of directors. She joined Lockheed Martin in 1990 and previously served as Vice President of Corporate Internal Audit, providing independent assessments of governance, internal controls, and risk management. Ms. Lavan graduated magna cum laude from the State University of New York at Albany with a Bachelor of Science degree. She received her J.D. from the Washington College of Law, American University. Ms. Lavan is a member of the Public Contract Law Section of the American Bar Association. She serves on the governing bodies for the Leadership Council on Legal Diversity, Equal Justice Works, Council for Court Excellence, University at Albany Foundation, Collegiate Directions Inc., and The Potomac School. Ms. Lavan brings to our Board extensive expertise in legal issues, public company governance, and matters relating to internal controls and risk management.

Retired U.S. Air Force General Richard B. Myers loyally served the United States for 40 years before retiring as a four-star general. He served as the 15th Chairman of the Joint Chiefs of Staff from 2001 until his retirement in 2005. In this capacity, he was the highest-ranking officer in the United States military and served as the principal military advisor to the President, Secretary of Defense, and National Security Council. From 2016 to February 2022, General Myers was the President of Kansas State University. He currently serves on the Board of Regents of the Uniformed Services University of the Health Sciences. General Myers previously served on the board of directors of Deere & Co. (NYSE: DE) from 2006 to 2015; Northrop Grumman Corporation (NYSE: NOC) from 2006 to 2017; United Technologies Corporation from 2006 to 2017; and Aon PLC (NYSE: AON) from 2006 until 2022. He was also the Colin L. Powell Chair of National Security, Leadership, Character, and Ethics at the National Defense University and was chairman of the board of directors of the United Service Organization’s World Board of Governors. In addition, he serves on the board of trustees of non-profit organization Fisher House Foundation and served on the board of directors of MRIGlobal. General Myers brings to our Board diverse leadership experience and consensus building skills as well as invaluable insights regarding supply chains, national security, and geopolitics. In addition, General Myers brings to our Board extensive public company governance expertise and board experience.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE TWO CLASS III NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Classified Board of Directors

Our Board is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. The size of the Board will be reduced from eight to seven members effective immediately upon the occurrence of the Annual Meeting.

Each director’s term continues until its expiration and until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Charter and Bylaws authorize only our Board to fill vacancies on our Board. The Board intends that any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

Director Independence

Our common stock is listed on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if the director has no material relationship with the listed company, broadly taking into consideration all relevant facts and circumstances.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

At least annually, our Board evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our Board will make an annual determination of whether each director is independent within the meaning of the independence standards of the NYSE and the SEC.

Our Board has determined that each of Messrs. Donald, McKnight, Weisenburger and Gold, General Myers and Mses. Lavan and Duckworth qualifies as an “independent director” as defined under the rules of the NYSE. Mr. Litinsky, who serves as our Chairman and CEO, is not independent. Our Board also has determined that Mr. Weisenburger, and Mses. Duckworth and Lavan, who comprise our Audit Committee, Messrs. McKnight, Donald, Weisenburger and Gold, who comprise our Compensation Committee, and Mses. Duckworth and Lavan, and General Myers, who comprise our Nominating and Corporate Governance Committee, satisfy the independence standards for such committees established by the SEC and the rules of the NYSE, as applicable. In making such determinations, our Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board will determine the Board leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders. The Chairman of the Board and CEO positions may, but need not be, filled by the same individual.

At this time, the offices of the Chairman of the Board and the CEO are combined, with Mr. Litinsky serving as the Company’s Chairman and CEO. The Board believes that combining the Chairman and CEO positions is the appropriate corporate governance structure for the Company at this time because it most effectively utilizes Mr. Litinsky’s extensive experience and knowledge of the Company and the industry, and provides for the most efficient leadership of our Board and Company. Board governance is balanced with a strong Presiding Director position, which is designed to maintain the Board’s firm independent oversight.

As Presiding Director, Mr. Weisenburger has the following duties:

•	serve as a liaison between the Chairman of the Board and the independent directors;

•	lead any executive sessions of the Board;

•	preside at, and chair, Board meetings and meetings of stockholders at which the Chairman of the Board is absent;

•

serve as temporary Chairperson of the Board in the event of the inability of the Chairperson of the Board to fulfill his/her role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Presiding Director shall have the authority to convene meetings of the Board;

•	collaborate with the Chairman of the Board on the frequency of Board meetings and any need for special Board meetings, if required;

•	have authority to call meetings of the independent directors;

•	lead the Board in discussions concerning the CEO’s performance and CEO succession;

•	together with the Chairman of the Board, approve meeting agendas and meeting schedules for the Board;

•	together with the Chairman of the Board, approve information sent to the Board, as necessary;

•	serve as a liaison for stockholders who request direct communications with the Board;

•

recommend to the Board, in concert with the chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company; and

•	perform such other duties and responsibilities as requested by the Board.

Role of the Board in Risk Oversight

The Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss the Company’s business strategies, challenges, risks and opportunities and reviews those items with the Board at regularly scheduled meetings. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements, including whether the Company’s incentive compensation plans encourage excessive or inappropriate risk taking. The Audit Committee is responsible for overseeing our risk assessment and management processes related to, among other things, cybersecurity, environmental, social and governance (“ESG”) matters, our financial reports and record-keeping, major litigation and financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is responsible for risk oversight associated with corporate governance practices and the composition of our Board and its committees.

Evaluations of the Board of Directors

Under our Corporate Governance Guidelines, the Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our Nominating and Corporate Governance Committee. The Board discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof or of the directors.

Board and Committee Meetings and Attendance

Directors are expected to make every effort to attend all meetings of the Board and all meetings of the committees on which they serve. In 2022, our Board had four Board meetings. During 2022, each member of our Board attended at least 75% of all Board and relevant Committee meetings held during the period in which such director served. Our independent directors hold regularly scheduled executive sessions without our management present. These executive sessions of independent directors are chaired by our Presiding Director.

Board Attendance at Annual Stockholders’ Meeting

Each director is encouraged and generally expected to attend the Company’s annual meeting of stockholders. Each of our directors (who was then serving as a director) attended the Company’s 2022 Annual Meeting of Stockholders.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board are described below. Copies of the charters of the committees, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on the investor relations page of our website at https://investors.mpmaterials.com/governance/governance-documents/default.aspx. The information in or accessible through our website is not incorporated into, and is not considered part of, this Proxy Statement. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.

The following table provides membership and meeting information for 2022 for each of these committees of our Board with directors marked with an asterisk (*) identified as committee chair:

Name**	Audit	Compensation	Nominating and Corporate Governance
Connie K. Duckworth	X	—	X*
Daniel Gold	—	X	—
James H. Litinsky	—	—	—
Maryanne R. Lavan	X	—	X
Andrew A. McKnight	—	X*	—
General (Retired) Richard B. Myers	—	—	X
Randall J. Weisenburger	X*	X	—
Total meetings held in 2022	5	4	3

**	Arnold W. Donald joined the Company’s Board of Directors and the Compensation Committee on March 8, 2023.

Audit Committee

Randall J. Weisenburger, Connie K. Duckworth, and Maryanne R. Lavan are the members of the Audit Committee. Mr. Weisenburger is the Chairman of the Audit Committee. Each proposed member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Mr. Weisenburger qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, and that each of the members is financially literate, as defined under the rules of the NYSE. Under its charter, the functions of the Audit Committee include, among other things:

•

appointment, compensation, retention, replacement, and oversight of the work of, and termination of, the independent auditor and any other independent registered public accounting firm engaged by the Company, and resolution of disagreements between management and the independent auditor and any such other firm regarding accounting and financial reporting;

•	pre-approval of all audit and permitted non-audit and tax services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, (iii) all relationships between the independent auditor and the Company; and (iv) any other information pertaining to the independence of the independent auditor;

•	reviewing and approving any related person transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•

discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure;

•

reviewing the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made; and

•

reviewing the Company’s information technology (“IT”) security controls with a member of the senior management team program. Evaluate the adequacy of the Company’s IT security program, compliance and controls with a member of the senior management team.

In addition, the Audit Committee oversees the preparation of the Company’s ESG report, including reviewing any ESG-related disclosures.

Compensation Committee

Andrew A. McKnight, Arnold W. Donald, Randall J. Weisenburger, and Daniel Gold are the members of the Compensation Committee. Mr. McKnight is the Chairman of the Compensation Committee. All of the members of the Compensation Committee are independent directors and are considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act. Mr. Donald was appointed as a member of the Compensation Committee on March 8, 2023.

Under its charter, the functions of the Compensation Committee include reviewing and approving annually the evaluation process and compensation structure for the Company’s or its subsidiaries’ officers; and evaluating, reviewing and recommending to the Board any changes to, or additional, stock-based and other incentive compensation plans.

The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating and Corporate Governance Committee

Connie K. Duckworth, General Richard B. Myers, and Maryanne R. Lavan are members of the Nominating and Governance Committee. Ms. Duckworth is the Chairperson of the Nominating and Corporate Governance Committee. All of the members of the Nominating and Governance Committee are independent directors.

Under its charter, the functions of the Nominating and Corporate Governance Committee include, among other things:

•

identifying individuals qualified to become a member of the Board in the event of a vacancy on the Board and recommending to the Board the director nominees for the next annual meeting of stockholders;

•

reviewing periodically the committee structure of the Board and recommending to the Board any changes to committee structure, the appointment of directors to Board committees and the assignment of committee chairs;

•	recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitor compliance with such guidelines;

•	developing and recommending to the Board a code of business conduct and ethics applicable to the Company and monitoring compliance with such code, including review of conflicts of interest or waivers;

•	reviewing periodically CEO succession and reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive officer positions;

•	leading the Board in its annual review of the performance of (a) the Board; (b) the Board committees; and (c) management;

•	recommending to the Board nominees for each Board committee; and

•	overseeing the Company’s ESG efforts and progress, including the review of any such disclosures.

The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. In addition, on a periodic basis, the Nominating and Corporate Governance Committee will conduct an in-depth, broad scope and detailed review of succession planning efforts of the Company’s management team.

The Nominating and Corporate Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Corporate Governance Committee will review nominations for election or re-election to the Board on the basis of a particular candidate’s merits and the Company’s needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Corporate Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. The Board believes that its membership should continue to reflect diversity and the Board and the Nominating and Corporate Governance Committee are committed to actively seeking women and diverse candidates for the pool from which director candidates are chosen in support of the Board’s commitment to diversity. The Nominating and Corporate Governance Committee and any search firm the Nominating and Corporate Governance Committee engages shall include (but need not be limited to) qualified female and racially/ethnically diverse candidates in the initial pool from which new director candidates are selected. In addition, the Nominating and Corporate Governance Committee shall also consider in director searches suitable director candidates from corporate backgrounds beyond the executive suite and non-corporate backgrounds. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed and evaluated by the Nominating and Corporate Governance Committee. Potential director candidates recommended by the Company’s management and stockholders are evaluated in the same manner as nominees identified by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee will then be recommended to the full Board.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for our corporate governance along with our Charter, Bylaws, committee charters and other key governance practices and policies. Our Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria, and Board committee composition. Our corporate governance guidelines includes a commitment to include (but need not be limited to) qualified female and racially/ethnically diverse candidates in the initial pool from which new director candidates are selected.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics applicable to its directors, executive officers and employees and a Code of Ethics for Senior Executive and Financial Officers that comply with the rules and regulations of the NYSE. The Code of Business Conduct and Ethics codifies the business and ethical principles that govern all aspects of the Company’s business. Copies of the Code of Business Conduct and Ethics and the Code of Ethics for Senior Executive and Financial Officers are available at https://investors.mpmaterials.com/governance/governance-documents/default.aspx. If we ever were to amend or waive any provision of our Code of Ethics for Senior Executive and Financial Officers that applies to our directors or executive officers, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than by filing a Form 8-K. The information in or accessible through our website is not incorporated into, and is not considered part of, this Proxy Statement.

Stock Ownership by Directors

The Board believes that an ownership stake in the Company strengthens the alignment of interests between directors and stockholders. The Board has adopted stock ownership guidelines requiring each non-employee and non-affiliated director that participates in our non-employee and non-affiliated director compensation program to own common stock (or equivalents) having a value of at least five times the annual cash retainer fee, within five years of becoming a director, which shall be maintained through such director’s term of service. In the event that the annual cash retainer fee is increased, non-employee and non-affiliated directors will have five years to meet the new ownership guidelines. Until the required ownership guideline is reached, non-employee directors are required to retain at least 50% of the net profit shares acquired from the vesting or exercise of their awards. The Compensation Committee will periodically review the ownership and holding requirements for non-employee and non-affiliated directors and make recommendations to the Board with regard to any changes.

Prohibition on Hedging and Pledging of Company Securities

The Company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of the Board.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o MP Materials Corp., 1700 S. Pavilion Center

Drive, Suite 800, Las Vegas, Nevada 89135, Attention: Secretary. Our Secretary shall initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. Our Secretary will not forward communications that are not relevant to the duties and responsibilities of the Board. The Board will generally respond, or cause the Company to respond, in writing to bona fide communications from stockholders addressed to one or more members of the Board.

Director Nominations by Stockholders

Nominations of persons for election to the Board may be made by any stockholder of the Company who is a stockholder of record and complies with the notice procedures set forth in the Bylaws, and such nominations must be accompanied by a written consent from the proposed nominee to being named as a nominee and to serve as a director if elected. All candidates, regardless of the source of their recommendation, are evaluated in the same manner as nominees identified by the Nominating and Corporate Governance Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company’s Audit Committee charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related person transactions that are required to be disclosed by Item 404 of Regulation S-K in accordance with the Company’s Related Person Transaction Policy. The Company reviews all relationships and transactions reported to it in which the Company and our directors and executive officers or their immediate family members or any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock are participants to determine whether such persons have a direct or indirect material interest. The Company’s General Counsel is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.

Registration Rights Agreement

On November 17, 2020, we consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of July 15, 2020, as amended on August 26, 2020 (the “Merger Agreement”), by and among Fortress Value Acquisition Corporation (“FVAC”), certain direct wholly-owned subsidiaries of FVAC, MP Mine Operations LLC (“MPMO”), which owns the Mountain Pass mine and processing facilities, and Secure Natural Resources LLC, a Delaware limited liability company (“SNR”), which holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. Pursuant to the Merger Agreement, among other things, MPMO and SNR each became wholly-owned subsidiaries of FVAC (the “Business Combination”), which was in turn renamed “MP Materials Corp.”

At the consummation of the Business Combination (as defined below), the Company, Fortress Acquisition Sponsor LLC, a Delaware limited liability company, James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011, JHL Capital Group LLC, JHL Capital Group Holdings One LLC, JHL Capital Group Holdings Two LLC, Saratoga Park Ltd., QVT Family Office Onshore LP and Fourth Avenue FF Opportunities LP – Series E (collectively, the “A&R RRA Parties”) entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”), pursuant to which, the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. Pursuant to the terms of the A&R RRA, the Company filed a resale shelf registration statement on Form S-1 (File No. 333-251239) (the “Registration Statement”), which was declared effective by the SEC on December 28, 2020, registering up to 98,558,548 shares of common stock for resale by the existing stockholders of the Company who were parties to the A&R RRA. On March 26, 2021, certain existing Company stockholders including JHL Capital Group Holdings One LLC, JHL Capital Group Holdings Two LLC, James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011, Fourth Avenue FF Opportunities LP—Series E and Saratoga Park Ltd., sold 6,900,000 of such registered shares, as part of an underwritten public secondary offering pursuant to the Registration Statement and the terms of the A&R RRA.

Agreements with Shenghe Resources Holding Co., Ltd. and Affiliated Persons/Entities

On May 19, 2020, we entered into an amended and restated offtake agreement with Shenghe Resources (Singapore) International Trading Pte. Ltd., an affiliate of Shenghe Resources Holding Co., Ltd. and Leshan Shenghe (the “A&R Offtake Agreement”). As of the Record Date, Shenghe Resources Holding Co., Ltd. is the beneficial owner of approximately 7.7% of our common stock. See “Security Ownership of Certain Beneficial Owners and Management.” Shenghe Resources Holding Co., Ltd. and its affiliates are referred to herein individually and collectively as “Shenghe.”

Pursuant to the terms of the A&R Offtake Agreement, we sold the vast majority of our rare earth concentrate to Shenghe. Shenghe was contractually obligated under the A&R Offtake Agreement to purchase all of our rare earth concentrate product meeting certain minimum specifications on a “take-or-pay basis” (such that they were obliged to pay for product even if they were unable or unwilling to take delivery). Shenghe sold the rare earth concentrate it acquired under the A&R Offtake Agreement to customers in China, which processed and resold these refined products.

Under the A&R Offtake Agreement, Shenghe was entitled to retain their gross profits from the sales of our products, and those gross profits were credited against the prepaid balance. When Shenghe recouped all of the prepaid balance, the A&R Offtake Agreement terminated. The prepaid balance was paid off in full in March 2022 and the A&R Offtake Agreement terminated.

On March 4, 2022, we entered into a new offtake agreement with Shenghe (“2022 Offtake Agreement”). Pursuant to the terms of the 2022 Offtake Agreement, the Company sells to Shenghe rare earth products produced by the Company for distribution to end users. The initial term of the 2022 Offtake Agreement is two years and the Company has the option to extend the term for an additional one-year period. As provided in the 2022 Offtake Agreement, and subject to certain exclusions, Shenghe shall purchase on a take-or-pay basis the rare earth concentrate produced by the Company as the exclusive distributor in China during the term, with certain exceptions for the Company’s direct sales globally. In addition, Shenghe shall purchase on a take-or-pay basis the certain non-concentrate rare earth products that the Company in its sole discretion nominates to Shenghe for distribution as the exclusive distributor of those certain non-concentrate rare earth products in China during the term. Further, the Company may sell all non-concentrate rare earth products in its sole discretion to customers or end users in any jurisdiction. In exchange for distribution services, Shenghe will be paid a variable commission on net proceeds to the Company.

Rare Earth Fluoride Purchase Agreement

On March 17, 2022, the Company entered into a Rare Earth Fluoride Purchase Agreement with Shenghe (the “REF Purchase Agreement”). Pursuant to the REF Purchase Agreement, the Company sells to Shenghe rare earth fluoride products that had been stockpiled at Mountain Pass for distribution to end users. The Company receives a fixed amount per metric ton of rare earth fluoride upfront and will share in any excess proceeds derived from sales to end customers after Shenghe recovers their costs of cleaning, processing, and distributing the products. The term of the REF Purchase Agreement began on March 17, 2022, and ends on the earlier of the following to occur (i) the date that the quantity of rare earth fluoride provided under the REF Purchase Agreement has been sold by Shenghe or (ii) twelve months from March 17, 2022. In 2022, the Company generated revenue of $8,474,205 in sales of rare earth fluoride products.

Cerium Hydrate Purchase Agreement

On August 4, 2022, the Company entered into a Cerium Hydrate Purchase Agreement with Shenghe (the “CH Purchase Agreement”). Pursuant to the CH Purchase Agreement, the Company sells to Shenghe cerium hydrate and lanthanide hydroxide. The Company receives a fixed amount per metric ton of cerium hydrate and lanthanide hydroxide and will shares in any excess proceeds derived from sales to end customers after Shenghe recovers their costs of cleaning, processing and distributing the products. The term of the CH Purchase Agreement began on August 4, 2022, and ends on the earlier of the following to occur (i) the date that the quantity of cerium hydrate and lanthanide hydroxide provided under the CH Purchase Agreement has been sold by Shenghe or (ii) twelve months from August 17, 2022. In 2022, the Company generated revenue of $156,463 in sales of cerium hydrate and lanthanide hydroxide.

Mixed Rare Earth Carbonate Purchase Agreement

On December 7, 2022, the Company entered into a Mixed Rare Earth Carbonate Purchase Agreement with Shenghe (the “MREC Purchase Agreement”). Pursuant to MREC Purchase Agreement, the Company sells to

Shenghe mixed rare earth carbonate. The Company receives a fixed amount per metric ton of mixed rare earth carbonate upfront and will share in any excess proceeds derived from sales to end customers after Shenghe recovers their costs of cleaning, processing, and distributing the products. The term of the MREC Purchase Agreement began on December 7, 2022, and ends on the earlier of the following to occur (i) the date that the quantity of mixed rare earth carbonate provided under the MREC Purchase Agreement has been sold by Shenghe or (ii) twelve months from December 7, 2022. In 2022, the Company generated revenue of $1,109,140 in sales of mixed rare earth carbonate.

Reagent Purchases

The Company occasionally procures reagent products from Shenghe. Such purchases are made on a case-by-case basis pursuant to standard purchase orders. In 2022, these purchases totaled $3,917,833.

Lab-Scale Sample Purchases

In March 2022, the Company agreed to purchase lab-scale samples of rare earth products from Shenghe to aid in our process development and customer development. Such purchases are made on a case-by-case basis pursuant to standard purchase orders. In 2022, these purchases totaled $119,550.

Other Material Purchases

On August 5, 2022, the Company entered into a Material Purchase Agreement with Shenghe whereby the Company purchases materials used in research and development and pilot testing from time to time (the “Material Purchase Agreement”). The parties agree on the quality, specification, quantity and sales price of the products purchased by the Company from time to time. The term of the Material Purchase Agreement began on August 5, 2022 and shall continue for twelve months and automatically renew for 12 months unless terminated upon 30 days’ notice. In 2022, these purchases totaled $14,464,906.

VREX Tolling Agreement

Shenghe is the majority owner of Vietnam Rare Earth Company Limited (“VREX”). VREX owns and operates a metal processing plant and related facilities in Vietnam. On March 9, 2023, we entered into a Tolling Agreement whereby we would deliver NdPr oxide to VREX which VREX would then process into NdPr metal for delivery to our customers globally (the “Tolling Agreement”). As several of our potential customers that manufacture magnets outside of China prefer to purchase NdPr metal in addition to NdPr oxide, this Tolling Agreement will enable the Company to distribute NdPr products more widely to customers in Japan and other global markets. During the term of the Tolling Agreement, the Company will pay VREX a processing fee per unit of rare earth metal produced. The Company will maintain title to the products and directly enter into sales agreements for the produced NdPr metal. The Company expects to recognize the processing fee as part of the cost of sales of the NdPr metal. The initial term is three years and may be renewed for additional three-year terms.

Procedures with Respect to Review and Approval of Related Person Transactions

The Board has adopted a written Related Person Transaction Policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its consolidated subsidiaries was, is or will be a participant, the aggregate amount of which involved will or may be expected to exceed $120,000, and in which any Related Person had, has or will have a direct or indirect material interest (including any indebtedness or guarantee of indebtedness), subject to certain exceptions as outlined in the Related Person Transaction Policy. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member or nominee of the Company’s Board of Directors;

•	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer, director nominee or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, director nominee or beneficial owner of more than five percent (5%) of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

Each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the Related Person Transaction Policy by the Audit Committee or the Chair of the Audit Committee or by the disinterested members of the Board by the vote of a majority thereof, as the case may be (the “Reviewing Directors”). In considering whether to approve or ratify any Related Person Transaction, the Reviewing Directors shall consider all relevant information available concerning the Related Person Transaction, including, but not limited to: (a) the size of the transaction and the amount payable to a Related Person and the transaction’s material terms, (b) the nature of the interest of the Related Person in the transaction, (c) whether the transaction may involve a conflict of interest or would impair the ability of a director or executive officer to act in the best interests of the Company, (d) whether the transaction was undertaken in the ordinary course of business of the Company, (e) the business rationale for the transaction, (f) whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties and (g) any other information regarding the Related Person Transaction or Related Person that would be material to investors in light of the circumstances of the transaction.

In addition, in connection with any approval or ratification of a Related Person Transaction involving a non-employee director or nominee for director, the Reviewing Directors should consider whether such transaction would compromise such director’s status as (1) an independent director under NYSE Listing Rules, including any additional independence requirements specific to compensation committee membership set forth in such rules if such non-employee director serves, or such non-employee nominee will serve, on the Compensation Committee of the Board or Rule 10A-3 of the Exchange Act, if such non-employee director serves, or such nonemployee nominee will serve, on the Audit Committee of the Board of Directors; and (2) a “nonemployee director” under Rule 16b-3 under the Exchange Act, if such non-employee director serves, or such non-employee nominee will serve, on the relevant subcommittee of the Compensation Committee of the Board of Directors.

The Reviewing Directors may approve the Related Person Transaction only if they determine in good faith that, based on all of the relevant information available to them, the transaction is in, or is not inconsistent with the best interests of the Company and its stockholders. The Reviewing Directors, in their sole discretion, may impose such conditions as they deem appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction. The Reviewing Directors may also conclude, upon review of all relevant information available to them, that the transaction does not constitute a Related Person Transaction, and thus that no further review is required under the Related Person Transaction Policy.

The Company has also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Related Person Transaction Policy and in accordance with NYSE rules, the Audit Committee has the responsibility to review Related Person Transactions for potential conflicts of interest and will prohibit a transaction if it determines it to be inconsistent with the interests of the Company and its stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of April 18, 2023 by each person, or group of affiliated persons, known to the Company to own beneficially more than 5% of the Company’s outstanding common stock, each director and director nominee, each named executive officer and all of the executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table, the address of each such person is c/o the Company, 1700 S. Pavilion Center Drive, Suite 800, Las Vegas, Nevada 89135.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 18, 2023, are deemed outstanding for purposes of computing the percentage beneficially owned by such holder, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table. The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of common stock outstanding as of April 18, 2023 (177,620,456 shares).

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
5% or Greater Stockholders
James H. Litinsky (1)(2)(3)	44,720,951	25.2%
JHL Capital Group LLC and affiliated entities (3)	28,573,349	16.1%
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011 (1)	16,146,773	9.1%
Shenghe Resources Holding Co., Ltd. and affiliated entities (4)	13,716,288	7.7%
Daniel Gold (5)(6)	13,504,427	7.6%
QVT Financial LP and affiliated entities (5)	13,501,578	7.6%
The Vanguard Group (7)	9,784,484	5.5%

Named Executive Officers and Directors
James H. Litinsky (1)(2)(3)	44,720,951	25.2%
Daniel Gold (5)(6)	13,504,427	7.6%
Andrew A. McKnight (6)	388,487	*
General (Ret.) Richard B. Myers (8)(9)	13,787	*
Randall J. Weisenburger (8)	156,894	*
Maryanne R. Lavan (8)(10)	15,220	*
Connie K. Duckworth (8)(11)	30,924	*
Arnold W. Donald (12)	1,882	*
Ryan Corbett (13)	181,616	*
Elliot D. Hoops (14)	31,428	*
Michael Rosenthal (15)	1,107,028	*
All current executive officers and directors as a group (11 persons)	60,152,644	34.0%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of the Company’s common stock.

(1)	Includes 16,146,773 shares of the Company’s common stock held by James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011.

(2)	Includes 829 shares of the Company’s common stock directly owned by James H. Litinsky.

(3)

As reported in a statement on Schedule 13D/A filed with the SEC on September 9, 2022, as of September 7, 2022, as supplemented by a Form 4 filed with the SEC on January 17, 2023, by James H. Litinsky, JHL Capital Group LLC (“JHL Capital Group”) had shared voting and dispositive power over 28,573,349 shares of the Company’s common stock, JHL Capital Group Holdings One LLC had shared voting and dispositive power over 7,092,930 shares of the Company’s common stock, JHL Capital Group Holdings Two LLC had shared voting and dispositive power over 21,081,917 shares of the Company’s common stock, JHL Capital Group Master Fund L.P. (“JHL Master Fund”) had shared voting and dispositive power over 28,174,847 shares of the Company’s common stock, JHL Capital Group Master Fund GP Ltd. (“JHL Master Fund GP”) had shared voting and dispositive power over 28,174,847 shares of the Company’s common stock, JHL Capital Group L.P. had shared voting and dispositive power over 28,573,349 shares of the Company’s common stock and James H. Litinsky had sole voting and dispositive power over 16,147,602 shares of the Company’s common stock, and shared voting and dispositive power over 28,573,349 shares of the Company’s common stock. JHL Master Fund, a Cayman Islands limited partnership, is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. JHL Master Fund GP, a Cayman Islands exempted company, is the general partner of JHL Master Fund. JHL Capital Group, a Delaware limited liability company, is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o JHL Capital Group LLC, 1500 N. Halsted, Suite 200 Chicago, IL 60642.

(4)

As reported in a statement on Schedule 13G/A filed with the SEC on February 2, 2021, as of December 31, 2020, Shenghe Resources Holding Co., Ltd. had shared voting and dispositive power over 13,716,288 shares of the Company’s common stock, Shenghe Resources (Singapore) International Trading Pte. Ltd. had shared voting and dispositive power over 6,137,708 shares of the Company’s common stock and Shenghe Resources (Singapore) Pte. Ltd. had shared voting and dispositive power over 7,578,580 shares of the Company’s common stock. Shenghe Resources (Singapore) Pte. Ltd and Shenghe Resources (Singapore) International Trading Pte. Ltd. are controlled by Shenghe Resources Holding, Co., Ltd. Accordingly, Shenghe Resources Holding Co., Ltd. may be deemed to beneficially own the shares held directly by Shenghe Resources (Singapore) Pte. Ltd and Shenghe Resources (Singapore) International Trading Pte. Ltd. Shenghe Resources Holding Co., Ltd. disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business and/or mailing address of (i) Shenghe Resources (Singapore) Pte. Ltd. is 10 Anson Road #13-15, International Plaza Singapore (079903) (ii) Shenghe Resources (Singapore) International Trading Pte. Ltd. is 60 Paya Lebar Road #08-05, Paya Lebar Square Singapore (409051), and (iii) Shenghe Resources Holding Co., Ltd. is 7/F Chengnan Tianfu, No. 66 Shenghe Yilu, High-tech Zone, Chengdu, Sichuan Province, China.

(5)

As reported in a statement on Schedule 13D/A filed with the SEC on September 8, 2022, as supplemented by a Form 4 filed with the SEC on December 15, 2022, QVT Financial LP had shared voting and dispositive power over 13,501,578 shares of the Company’s common stock, QVT Financial GP LLC (“QVT Financial GP”), had shared voting and dispositive power over 13,501,578 shares of the Company’s common stock, Fourth Avenue FF Opportunities LP – Series E had shared voting and dispositive power over 6,839,564 shares of the Company’s common stock, Fourth Avenue Capital Partners GP LLC had shared voting and dispositive power over 6,839,564 shares of the Company’s common stock, Saratoga Park Ltd. had shared voting and dispositive power over 5,542,000 shares of the Company’s common stock and QVT Family Office Onshore LP has shared voting and dispositive power over 1,120,014 shares of the Company’s common stock. QVT Financial GP, a Delaware limited liability company, is the general partner of QVT Financial LP. The Managing Members of QVT Financial GP are Daniel Gold, Nicholas Brumm, Arthur Chu

and Tracy Fu, each of whom shares voting and investment control over the 1,120,014 shares held directly by QVT Family Office Onshore LP and the 5,542,000 shares held directly by Saratoga Park Ltd. and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Management of Fourth Avenue FF Opportunities LP – Series E is vested in its general partner, Fourth Avenue Capital Partners GP LLC, a Delaware limited liability company (“Fourth Avenue GP”), which may be deemed to beneficially own the 6,839,564 shares held directly by Fourth Avenue FF Opportunities LP – Series E. The Managing Members of Fourth Avenue GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over 6,839,564 shares held directly by Fourth Avenue FF Opportunities LP – Series E and may be deemed to beneficially own such shares. All of the shares of common stock beneficially owned by QVT Financial LP and its affiliated entities are pledged as security in prime brokerage margin accounts for the benefit of the investors in those entities. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Daniel Gold’s term as a director will expire upon the occurrence of the Annual Meeting. The business and/or mailing address for each of the foregoing is c/o QVT Financial LP, 888 Seventh Avenue, 43rd Floor, New York, New York 10106.

(6)	Includes 2,849 restricted stock units, each of which represents a contingent right to receive one share of common stock.

(7)

As reported in a statement on Schedule 13G filed with the SEC on February 9, 2023, The Vanguard Group had shared voting power over 37,384 shares of the Company’s common stock, sole dispositive power over 9,661,814 shares of the Company’s common stock, and shared dispositive power over 122,670 shares of the Company’s common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Includes 9,993 restricted stock units, each of which represents a contingent right to receive one share of common stock.

(9)	Includes 3,794 deferred stock units held by General Myers, each of which represents a contingent right to receive one share of common stock and are fully vested on grant.

(10)	Includes 5,277 deferred stock units held by Ms. Lavan, each of which represents a contingent right to receive one share of common stock and are fully vested on grant.

(11)	Includes 5,731 deferred stock units held by Ms. Duckworth, each of which represents a contingent right to receive one share of common stock and are fully vested on grant.

(12)	Includes 1,882 restricted stock units, each of which represents a contingent right to receive one share of common stock.

(13)	Includes 60,000 shares of restricted stock held by Mr. Corbett.

(14)

Includes 1,000 shares of the Company’s common stock owned by Mr. Hoops’ spouse, 21,320 shares of common stock that are beneficially owned by Mr. Hoops which are held indirectly by the Hoops Family Trust and 9,108 restricted stock units that vest within sixty days of the Record Date.

(15)

Includes 625,202 shares of restricted stock held by Mr. Rosenthal and 14,476 shares of common stock that are beneficially owned by Mr. Rosenthal which are held indirectly by the Rosenthal Family Trust.

DIRECTOR COMPENSATION

The compensation of the Company’s non-employee directors is paid in the form of an annual retainers and an annual grant of restricted stock units. Mr. Litinsky, our Chairman and CEO, does not receive separate compensation for his service on the Board. Please see the “2022 Summary Compensation” table for the compensation received by Mr. Litinsky.

The fees that each non-employee director or committee chair received for his or her service during 2022 were the following:

•	Annual Board Cash Retainer: $60,000

•	Additional Presiding Director Cash Retainer: $20,000

•	Committee Member Cash Retainers:

•	Audit Committee: $7,500

•	Compensation Committee: $5,000

•	Governance and Nominating Committee: $5,000

•	Additional Committee Chair Cash Retainers:

•	Audit Committee: $15,000

•	Compensation Committee: $10,000

•	Governance and Nominating Committee: $7,500

•	Annual Restricted Stock Unit Award: $100,000

•	Vesting upon the earlier to occur of the one-year anniversary of the grant date and the next annual meeting of stockholders following the grant date; and

•

Vested restricted stock units to be delivered upon the earlier to occur of (i) June 15th following the fifth (5th) anniversary of the vesting date; (ii) a change in control of the Company; and (iii) the date of the director’s separation from service.

The number of shares underlying the annual restricted stock unit award is calculated by dividing $100,000 by the closing price of a share of our common stock on the NYSE as of the date the annual restricted stock unit award is granted.

In 2022, Company’s Compensation Consultant, Exequity, did a compensation study of the compensation paid to the non-employee directors. Based on this compensation study, the Compensation Committee and the Board of Directors approved the following changes to the non-employee director compensation effective as of January 1, 2023: (1) the annual board cash retainer was increased to $100,000; (2) the annual restricted stock unit award was increased to $135,000; and (3) the Presiding Director cash retainer was increased to $50,000.

In addition, non-employee directors are permitted to defer cash retainers and receive deferred stock units in lieu of such cash fees. If a director elects to defer cash retainer fees, the director will receive stock-settled deferred stock units that will be delivered upon the earlier to occur of (i) June 15th following the fifth (5th) anniversary of the vesting date; (ii) a change in control of the Company; and (iii) the date of the director’s separation from service.

2022 Director Compensation Table

The following table sets forth information with respect to all compensation earned by or paid to the Company’s non-employee directors in 2022.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Connie Duckworth	$80,000	$100,000	$180,000
Daniel Gold	$65,000	$100,000	$165,000
Maryanne Lavan	$72,500	$100,000	$172,500
Andrew A. McKnight	$70,000	$100,000	$170,000
General (Retired) Richard B. Myers	$65,000	$100,000	$165,000
Randall J. Weisenburger	$107,500	$100,000	$207,500

(1)

All fees earned in fiscal 2022 for services as a director, including annual retainer fees, fees for committee chairs, whether paid in cash or deferred stock units are included in this column. In 2022, Messes. Duckworth and Lavan and General Myers elected to receive deferred stock units in lieu of all of their cash compensation. Mr. Donald is not included in the table because he was elected as a member of the Board of Directors on March 8, 2023.

(2)

The amounts listed reflect the aggregate grant date fair value of restricted stock units awarded in 2022, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), determined based on the closing stock price on the date of grant.

(3)

As of December 31, 2022, the following stock awards were outstanding: (i) for Ms. Duckworth, 4,667 deferred stock units and 9,993 restricted stock units; (ii) for Mr. Gold, 2,849 restricted stock units; (iii) for Ms. Lavan, 4,230 deferred stock units and 9,993 restricted stock units; (iv) for Mr. McKnight, 2,849 restricted stock units; (v) for General Myers, 3,794 deferred stock units and 9,993 restricted stock units; and (vi) for Mr. Weisenburger, 9,993 restricted stock units.

Information About Our Executive Officers

The persons serving as executive officers of MP Materials and their positions with the Company are as follows:

Name	Age	Position with the Company
James H. Litinsky	45	Chairman of the Board and Chief Executive Officer
Ryan Corbett	33	Chief Financial Officer
Michael Rosenthal	44	Chief Operating Officer
Elliot D. Hoops	48	General Counsel and Secretary

For biographical information for Mr. Litinsky, see Proposal One on page 13.

Michael Rosenthal is a Founder and the Chief Operating Officer of MP Materials. He has managed the Mountain Pass operation since the Company acquired the site in 2017. Before MP Materials, he was a Partner at QVT Financial (“QVT”), an investment management firm. At QVT, Mr. Rosenthal concentrated on investments in the global automotive sector and in China. Prior to joining QVT, he worked as a senior high yield credit analyst for Shenkman Capital Management. Mr. Rosenthal graduated from Duke University with an A.B. degree in Economics and Comparative Area Studies.

Ryan Corbett joined MP Materials as its Chief Financial Officer in 2019. Prior to joining MP Materials, he was a Managing Director at JHL, where he focused on JHL’s investment in MP Materials. Before JHL, Mr. Corbett was a member of alternative asset managers Brahman Capital Corp. and King Street Capital Management LP, both based in New York, where he focused on special situations investments across the capital structure.

Mr. Corbett began his career in investment banking and corporate finance at Morgan Stanley & Co. after graduating magna cum laude from the Wharton School of the University of Pennsylvania with a concentration in Finance.

Elliot D. Hoops joined MP Materials as its General Counsel and Secretary in May 2021. Prior to joining MP Materials, he was Vice President and Deputy General Counsel at Penn National Gaming, Inc. (now known as PENN Entertainment, Inc. (“PENN”) (NASDAQ: PENN)), a regional gaming company, from January 2019 to May 2021, where he was responsible for a variety of legal matters, including commercial transactions, financings, corporate governance, securities law and gaming regulatory compliance. Prior to joining PENN, he was Vice President and Legal Counsel at Pinnacle Entertainment, Inc. (“Pinnacle”), a regional gaming company (which was acquired by PENN), from June 2007 to October 2018. Prior to Pinnacle, he was an associate at Holland and Knight LLP and an attorney advisor with the U.S. Securities and Exchange Commission. Mr. Hoops received his B.A. in English from the University of Michigan, J.D. from the University of Miami, and LL.M. in Securities and Financial Regulation from Georgetown University Law Center.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides narrative disclosure regarding the compensation plans, programs and arrangements we employed for individuals serving as our Chief Executive Officer, Chief Financial Officer, and our other named executive officers, as determined under the rules of the SEC (collectively, our “named executive officers”).

During fiscal 2022, our named executive officers were:

•	James H. Litinsky, Chairman of the Board and Chief Executive Officer;

•	Ryan Corbett, Chief Financial Officer;

•	Michael Rosenthal, Chief Operating Officer; and

•	Elliot D. Hoops, General Counsel and Secretary.

Business Overview

MP Materials Corp. is the largest producer of rare earth materials in the Western Hemisphere. The Company owns and operates the Mountain Pass Rare Earth Mine and Processing Facility in California, North America’s only active and scaled rare earth production site. Separated rare earth elements are critical inputs to the world’s most powerful and efficient magnets found in electric vehicles, unmanned aerial vehicles, defense systems, wind turbines and various advanced technologies. The Company is developing U.S. metal, alloy and magnet manufacturing capacity to build these critical components domestically.

Executive Compensation Philosophy and Objectives

In developing compensation plans for our named executive officers, the Compensation Committee seeks to balance all of our business characteristics and create a program that will motivate and reward named executive officers for their performance and for creating value for our stockholders over time. The Compensation Committee evaluates and revises, as necessary, our compensation program to assess whether they support our business objectives and provide competitive compensation levels for our named executive officers. The business objectives that we seek to recognize in our compensation program include:

•	Focusing on prudent growth in both current and future projects;

•	Maximizing operational efficiency;

•	Managing cash flow for investment;

•	Maximizing safety, operating profitability, and production at our Mountain Pass Facility; and

•	Creating long-term value for our stockholders.

More specifically, our compensation program strives to support our business needs through the following objectives:

•	Allowing us to attract and retain a high-quality management team capable of managing and growing the business for the benefit of our stockholders;

•	Providing a competitive compensation program appropriate for the size and complexity of the Company relative to the market for executive pay;

•	Aligning actual pay results with performance for stockholders, with an opportunity to realize pay above target levels for excellent performance and below target levels for poor performance;

•	Incentivizing management to maximize stockholder value without taking undue financial risks and while maintaining credibility in the capital markets;

•	Rewarding individual contribution, in addition to team efforts; and

•	Maintaining effective incentives during difficult economic environments.

Although we reference the market from time to time for competitive pay practices in setting overall target pay levels for our executives, we do not define a specific percentile of market for targeting executive pay. We consider many factors, including the actual performance and contribution of our executives, and internal pay comparisons between our executives, when determining individual executive pay, as discussed in more detail below.

Specifically, the Compensation Committee considers market information in light of their individual experience, knowledge of the Company, knowledge of the peer companies discussed below, knowledge of each named executive officer and their business judgment when making decisions regarding our executive compensation program.

Pay for Performance

MP Materials Corp. has a strong philosophy that executive pay should vary with performance in order to align executive interests with those of our stockholders over time. We believe that our executive pay system is thoughtfully designed to reinforce this philosophy and to drive value-creating financial, operating, and strategic results, while also taking our external environment into account. Our executive compensation program brings this philosophy to life by incorporating the following features:

•

A significant portion of our executive incentive awards are delivered in shares of MP Materials Corp. Common Stock over the longer-term to encourage strong sustainable results over multiple years and to align the ultimate value of the award with stockholder interests;

•	We have instituted clawbacks and stock ownership guidelines for executives that are intended to align our executives with our stockholders;

•

Our insider trading policy prohibits executive officers from hedging their ownership of MP Materials Corp. Common Stock, including transactions in puts, calls, or other derivative instruments and also prohibits executive officers from placing shares of MP Common Stock in margin accounts and pledging shares of MP Common Stock without approval of the Board; and

•	We do not provide tax gross-ups in the event of a change-of-control.

Fiscal 2022 Performance Context for Compensation Decisions

MP Materials Corp. achieved record overall financial results in 2022. We generated record revenue of $527.5 million, up 59% year over year, net income of $289.0 million, up 114% year over year, and Adjusted EBITDA of $388.6 million, up 77% year over year.

The record financial performance was underpinned by record production of 42,499 metric tons of rare earth oxides (“REO”) in concentrate (the highest rare earth production in the United States and Mountain Pass history) and the sale of a record 43,198 metric tons of REO. As of December 31, 2022, we had $1.2 billion of cash and cash equivalents, and short-term investments and $492 million of net cash. For a further discussion regarding Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, please see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, beginning on page 34.

In addition, other accomplishments for the year include the following:

•	Signed definitive long-term agreement with General Motors to supply alloy and magnets powering 12+ Ultium Platform electric vehicles.

•	Accelerated our Stage III strategy to deliver rare earth metal, alloy, and magnetics from our manufacturing facility in Fort Worth, Texas; and

•	Began commissioning Stage II assets and producing roasted concentrate.

The Compensation Committee took each of these accomplishments and other relevant factors into account in assessing the performance of our named executive officers in 2022.

Oversight of Executive Compensation

Role of Compensation Committee

The Compensation Committee has overall responsibility for the compensation program and policies pertaining to our named executive officers. The specific responsibilities of the Compensation Committee related to executive compensation include:

•	Overseeing development and implementation of our compensation plans for our named executive officers;

•	Overseeing development, implementation, and administration of our equity compensation plans for executives and other employees;

•

Reviewing and approving compensation for our Chief Executive Officer and other named executive officers, including setting goals and objectives, evaluating performance, verifying results, and determining pay levels;

•

Overseeing regulatory compliance with respect to executive and equity compensation matters, including assessing the extent to which our compensation program could encourage undue risk-taking by executives and employees; and

•	Approving, or recommending to the Board for approval when deemed appropriate, all employment, retention and/or severance agreements for named executive officers.

Role of Management in Compensation Process

The Compensation Committee relies significantly on the input and recommendations of our Chief Executive Officer when evaluating factors relative to the compensation of our named executive officers (other than the Chief Executive Officer). Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for each named executive officer’s compensation, including salary adjustments, equity grants and incentive bonuses. The Compensation Committee discusses our Chief Executive Officer’s recommendations, consults with its independent advisor, and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

The compensation of our Chief Executive Officer is determined by the Compensation Committee, which approves any adjustments to his base salary, performance incentive compensation and equity awards from year to year and obtains the Board’s approval (excluding the Chief Executive Officer). The Compensation Committee makes determinations regarding our Chief Executive Officer’s compensation independently and without him present. Our Chief Executive Officer attends portions of the Compensation Committee meetings, but does not attend portions of those meetings related to making specific decisions on his compensation.

In addition to recommendations put forth by our Chief Executive Officer, other members of our executive team are involved in the compensation process by assembling data to present to the Compensation Committee and by working with the outside independent compensation consultant to give them the information necessary for them to complete its reports. Other members of our executive management team also attend portions of the Compensation Committee meetings.

Role of Outside Consultants

The Compensation Committee retains the services of an outside independent executive compensation consultant to assess the competitiveness of our compensation program, conduct other research as directed by the Compensation Committee, and support the Compensation Committee in the design of executive and director compensation. In 2021, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook” or the “Compensation Consultant”) to assist in the review and assessment of our compensation program. FW Cook is a nationally recognized independent provider of executive compensation advisory services, with no affiliation with any other MP service provider. In 2021, FW Cook provided the Compensation Committee with assistance on a variety of matters, including a competitive assessment of compensation pertaining to its executive officers and senior management. FW Cook did not provide any other services to the Company outside of its engagement by the Compensation Committee and the Company has determined that FW Cook’s services to the Compensation Committee did not raise any conflicts of interest. In 2022, the Compensation Committee retained Exequity LLP (“Exequity”) as the Company’s Compensation Consultant to assist in the review and assessment of the compensation paid to our executive officers. Exequity is a nationally recognized independent provider of executive compensation advisory services, with no affiliation with any other MP service provider.

Competitive Pay Comparisons

When determining the compensation opportunity for individual named executive officers, including salaries, bonuses, and equity grants, the Compensation Committee takes many factors into account, including such executive’s experience, responsibilities, management abilities, job performance, performance of the Company as a whole, current market conditions, an assessment of competitive pay for similar positions at comparable companies and at companies in other industries that could recruit the Company’s executives, and pay relative to other executives at the Company. These factors are considered by the Compensation Committee without any specific formula or weighting. The Company does not set compensation at a specific percentile of market comparisons. However, the Compensation Committee may reference the market from time to time for executives at similar companies to assess the overall competitiveness and reasonableness of pay.

In order to assist the Compensation Committee in evaluating the pay of the Chief Executive Officer and also in evaluating the Chief Executive Officer’s recommendation for the pay of the other named executive officers for 2022, the Company’s then Compensation Consultant, FW Cook, provided a competitive compensation analysis in 2021 to inform compensation decisions for 2022 which relied, in part, on an analysis of compensation at peer companies that are considered to be the most suitable comparisons to the Company. In developing this group of peer companies, we considered input from FW Cook, which conducted an evaluation considering industry categorizations, revenue sizes, and peer company overlap among potential peers. We also incorporated feedback from management and the Compensation Committee regarding labor markets and comparability of potential peers. The peer group established in 2021, which was used to inform 2022 pay decisions, consisted of 14 companies in the Chemical and Metal & Mining industries with a median market cap of $5 billion. These peer companies consisted of:

•	Albemarle Corporation

•	Alcoa Corporation

•	Ashland Global Holdings Inc.

•	Axalta Coating Systems Ltd.

•	Cabot Corporation

•	CF Industries Holdings, Inc.

•	Cleveland-Cliffs Inc.

•	Commercial Metals Company

•	Compass Minerals International, Inc.

•	Quaker Chemical Corporation

•	Reliance Steel & Aluminum Co.

•	Steel Dynamics, Inc.

•	The Mosaic Company

•	Westlake Chemical Corporation

The Compensation Committee believes that our executive team has unique skills and experience that, in some cases, limit the direct comparability of market data due to the relatively few number of mining companies. From time to time, the Compensation Committee evaluates the companies that are in our peer group and for continued appropriateness.

Elements of Compensation

Overview of Compensation Elements

During 2022, MP Materials’ executive compensation and benefits for its named executive officers consisted of the components listed in the table below, which provides a brief description of the principal types of compensation, how performance is factored into each type of compensation, and the objectives served by each element. A description of each element is discussed in greater detail following the table.

Fiscal 2022 Principal Elements of Executive Compensation
Element	Description	Performance Considerations	Primary Objectives
Base Salaries	• Fixed cash payment	• Based on level of responsibility, experience, and individual performance, compared to other executives and the external market	• Attract and retain talent • Recognize career experience and individual performance • Provide a competitive salary • Recognize internal relationship between pay and responsibility by level

Annual Incentive Compensation	• Performance-based annual incentive bonuses for named executive officers	• Tied to level of achievement of operational and financial objectives	• Promote and reward achievement of MP’s annual financial objectives and individual performance contribution • Align executive interests with stockholder interests • Retain talent

Long-Term Incentives	• Annual grants of restricted stock units with multi-year vesting	• Directly linked with long-term financial and stock price performance	• Align executive interests with stockholder interests • Attract and retain talent

Base Salaries

We intend for the base salaries of our named executive officers to provide a minimum level of compensation for highly qualified executives. The base salaries of our named executive officers are subject to occasional modification based on an evaluation of each executive’s contribution, experience, responsibilities, external market data as well as the relative pay among senior executives at the Company. Each factor is considered on a discretionary basis without formulas or weights. We consider relative pay between executives because our perspective is that some consistency in pay emphasizes teamwork across the senior leadership level.

In connection with the negotiations of their employment agreements in November 2021, effective as of January 1, 2022, the Compensation Committee increased the base salaries of each of the named executive officers as follows:

Name	Salary
James H. Litinsky	$600,000
Ryan Corbett	$425,000
Michael Rosenthal	$425,000
Elliot D. Hoops	$400,000

In connection with the increases in the base salaries of the named executive officers, the Compensation Committee reviewed a report produced by FW Cook regarding the base salaries of companies in its peer group. The base salaries approved by the Compensation Committee are below the median base salaries paid to equivalent named executive officers in the peer group.

Effective as of January 1, 2023, the Compensation Committee increased the base salaries of each of the named executive officers as follows:

Name	Salary
James H. Litinsky	$750,000
Ryan Corbett	$550,000
Michael Rosenthal	$600,000
Elliot D. Hoops	$500,000

In connection with the increases in the base salaries of the named executive officers, the Compensation Committee reviewed a report produced by Exequity in 2022 regarding the base salaries of companies in its peer group. Each of the executive officers’ salary was below the median base salary of the Company’s peer group.

Annual Incentive Compensation

We intend that our annual incentive compensation paid to our named executive officers will reward them for the achievement of successful financial, strategic, and operational performance over yearly periods. The 2022 Annual Incentive Plan measures and rewards our named executive officers based on a formula directly linked to (i) the annual financial results of the Company, as measured by Adjusted EBITDA, (ii) production measures based on rare earth oxide (“REO”) production, as described below, and (iii) personal performance goals. We believe Adjusted EBITDA provides a highly operational focus and aligns the pay for our top executives directly with the short-term results delivered to our stockholders. It is the perspective of the Company and the Compensation Committee that an objective annual incentive system provides clarity for the senior executive team regarding their focus and rewards and encourages the attainment of “stretch” performance objectives by providing a clearly defined upside in the incentive plan design.

The 2022 Annual Incentive Plan approved by the Compensation Committee established a clearly defined annual incentive opportunity for all of our named executive officers. The objectives included:

•	Creating a clearly defined target bonus opportunity for our named executive officers, which we believe enhances motivation and competitiveness with the external market;

•	Providing well-defined upside opportunities, to encourage stretch performance beyond the annual operating plans; and

•	Clearly aligning pay with performance.

Specifically, our annual bonuses for the named executive officers for 2022 were based on a formula using objective factors, with quantitative short-term financial targets. Each executive had a defined bonus target as a percentage of salary, and the final bonus payable at the end of the year was determined based on the quantitative financial results (i.e., Adjusted EBITDA), REO production and personal performance at year end, compared to the targets set by the Compensation Committee, subject to reduction based on the Compensation Committee’s discretion. The upside potential for the quantitative performance goals was up to 200% of the target award for superior performance, with the potential to earn zero for underperformance relative to the stated performance objective.

For 2022, the specific award opportunities at threshold, target and maximum performance for each named executive officer were as follows:

Name	Threshold Incentive as % of Salary	Target Incentive as % of Salary	Maximum Incentive as % of Salary
James H. Litinsky	50%	100%	200%
Ryan Corbett	50%	100%	200%
Michael Rosenthal	50%	100%	200%
Elliot D. Hoops	50%	100%	200%

To measure performance, the Compensation Committee selected three performance measures: (1) Adjusted EBITDA in order to balance near term operational performance with delivering sustained improvements in cash flow from reduction of costs and investment activities; (2) REO Production; and (3) Personal Performance. The percentages of the bonuses allocated to the achievement of Adjusted EBITDA was 35%, REO Production was 35% and Personal Performance Goals was 30%.

The Adjusted EBITDA performance goal and actual Adjusted EBITDA are set forth below:

	Threshold	Target	Maximum	Actual Adjusted EBITDA
Adjusted EBITDA	$250 million	$333 million	$400 million	$388.6 million

The REO Production performance goal and actual REO Production are set forth below:

	Threshold	Target	Maximum	Actual REO Production
REO Production	37,500 metric tons	40,000 metric tons	45,000 metric tons	42,499 metric tons

The Personal Performance goals included, but were not limited to, the following:

•	goals related to safety, production and profitability;

•	department goals focused on team building and execution; and

•	Individual performance.

In establishing the 2022 Annual Incentive Plan, the Compensation Committee retained the discretion to decrease, but not to increase, the amount of any bonus even if the performance goals were met or exceeded, based on objective or subjective factors and circumstances as the Compensation Committee deemed relevant or appropriate. As set forth above, the Compensation Committee determined that the Company had achieved Adjusted EBITDA of $388.6 million and achieved REO Production of 42,499 metric tons. In addition, the Compensation Committee determined that each of the personal performance goals had not only been met but were exceeded. The 2022 Annual Incentive Plan funded at 167% of the overall target bonus.

In calculating Adjusted EBITDA for purposes of determining bonuses, the Compensation Committee began with GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; transaction-related, start-up and other non-recurring costs; accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; write-downs of inventories; tariff rebates; and other income or loss, net. In computing Adjusted EBITDA for the Company, there shall be excluded the impact of (a) restructurings, discontinued operations, charges for extraordinary items, and corporate transactions involving the Company such as a recapitalization, merger, or spinoff, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company management, or (c) a change in accounting standards required by generally accepted accounting principles. There were no adjustments to Adjusted EBITDA as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Based on the factors described above, the Compensation Committee approved the following bonuses for its named executive officers for 2022:

Name	Bonus
James H. Litinsky	$999,032
Ryan Corbett	$707,647
Michael Rosenthal	$707,647
Elliot D. Hoops	$666,021

Long-Term Incentives

We believe that awards of equity to our named executive officers provide a valuable incentive for them and help align their interests with the interests of our stockholders for periods of time longer than one fiscal year. As part of our long-term incentive plan for 2022, we granted our executive officers restricted stock units. Restricted stock units also help align pay with performance as their value fluctuates with changes in the share price over time. However, restricted stock units also maintain some value in difficult economic environments and, therefore, meet our objectives of retaining executive talent and maintaining effective incentives during difficult economic environments.

In 2022, Mr. Litinsky did not receive a grant of equity awards under the Company’s Long-Term Incentive Plan given the grant of restricted stock units that he received in 2021. In connection with the negotiation of his employment agreement, we granted on November 18, 2021, to Mr. Litinsky 800,000 restricted stock units. In addition, Mr. Rosenthal did not receive a grant of equity awards under the Company’s Long-Term Incentive Plan for 2022 given the grant of restricted stock units that he received in 2020. Mr. Rosenthal received a grant of 1,563,006 restricted stock at the time that the Company became public in November 2020 following the merger with Fortress Value Acquisition Corp.

In 2022, we granted our executive officers (other than Messrs. Litinsky and Rosenthal) the following restricted stock units, which vest in four annual installments, as part of the Company’s Long-Term Incentive Plan:

Name	Dollar Value of Restricted Stock Units	Number of Restricted Stock Units
Ryan Corbett	$1,670,707	35,676
Elliot D. Hoops	$618,296	13,203

Future Equity Awards Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units

Beginning in 2023, the Compensation Committee determined that the long-term incentive plan shall consist of (i) 50% in restricted stock units that vest over four years and (ii) 50% that consist of restricted stock units with performance conditions. In February 2023, we granted all of our executive officers restricted stock units with performance conditions that measure Total Shareholder Return (“TSR”) achievement, which is measured over a three-year performance period relative to the S&P 400 Index and S&P 400 Materials Index, which are weighted equally. These performance-based restricted stock units are intended to provide incentive compensation that is tied to achieving our long-term financial growth objectives and for achieving superior shareholder returns relative to companies in S&P 400 Index and S&P 400 Materials Index. Such shares of restricted stock units provide recipients with the ability to receive a number of shares of Company’s common stock, subject to the Company achieving specified performance criteria.

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for its executive officers. Pursuant to its stock ownership guidelines, the Company’s executive officers are required to own the following shares of MP Common Stock by the end of the fifth year that the person was appointed to his or her position.

Name	Stock Ownership Guidelines
Chief Executive Officer	5 times annual base salary
Other Covered Executives	2 times annual base salary

The following interests count toward the targeted ownership: (1) shares of common stock owned outright; (2) shares held in trust for the benefit of the executive officer and director or such person’s family; (3) shares obtained through stock option exercise and the net in-the-money, after-tax value of vested but unexercised stock options; (4) shares of unvested time-based restricted stock; and (5) unvested time-based restricted stock units. As of the date of this Proxy Statement, each of the named executive officers exceeded the targeted ownership pursuant to the stock ownership guidelines.

Agreements with Named Executive Officers

In November 2021, the Company entered into employment agreements, effective as of January 1, 2022, with Messrs. Litinsky, Corbett, Rosenthal and Hoops. For further details regarding these agreements, please see pages 47 and 48 of this Proxy Statement.

Hedging, Margin Accounts and Pledging MP Materials Common Stock

The Company’s insider trading plan prohibits executive officers and directors from hedging their ownership of MP Common Stock, including transactions in puts, calls, or other derivative instruments related to MP Common Stock. In addition, the Company’s insider trading plan prohibits executive officers and directors from placing shares of MP Common Stock in margin accounts and pledging shares of MP Common Stock without prior approval of the Board.

Risk Assessments

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses are capped and are tied to the Company’s overall corporate performance.

A portion of compensation provided to the executive officers is in the form of restricted stock units that are important to help further align executives’ interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of these equity awards fluctuate dollar for dollar with the Company’s stock price and do not represent significant downward/upward risk and reward.

Recovery of Incentive Compensation Policy

The Board has adopted a policy on recovery of incentive compensation in the event of a financial restatement, also known as a “clawback policy.” The policy provides that the Compensation Committee may take any action to recover all or a portion of any excess incentive compensation paid to an executive officer provided that (1) there is a restatement of the Company’s financial statements for the fiscal year for which a bonus was paid, other than a restatement due to changes in accounting rules or policy or applicable law, and (2) the Compensation Committee determines that the executive officer has received an excess incentive compensation for the relevant fiscal year. For purposes of the policy, “incentive compensation” means annual performance bonuses and long-term incentive awards (in each case, including cash, stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units or other equity-based awards) paid, granted, vested, settled, or accrued.

Retirement and Welfare Benefits

The named executive officers are eligible to participate in all of the Company’s normal retirement and welfare programs on the same terms as generally available to substantially all of our full-time employees. These include a 401(k) plan and matching contributions, health and disability insurance coverage, and group life insurance programs. In addition, the Company’s named executive officers are covered by the Company’s general health plan applicable to all of the Company’s employees.

Consideration of Say-on-Pay Vote Results

At the Annual Meeting, the stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, by 72.8% of votes cast, excluding abstentions and broker non-votes. The Compensation Committee reviewed and considered the final vote results for that resolution, and have changed portions of the compensation paid to our executive officers to incorporate performance goals based on the vote from our stockholders. For 2022, the Company established a 2022 Annual Incentive Plan based on performance conditions based on Adjusted EBITDA, REO Production and Personal Performance Goals. In addition, beginning in 2023, the Compensation Committee granted restricted stock units with performance conditions to all of our executive officers based on TSR, which is measured over a three-year performance period relative to the S&P 400 Index and S&P 400 Materials Index, which is weighted equally.

During 2022 and 2023, the Company continued its long-standing practice of detailed, frequent communication and discussion with stockholders, including outreach to most of our top 20 stockholders regarding executive compensation and corporate governance issues as well as typical investor relations matters.

The Company continues to hold quarterly conference calls in which management limits its prepared remarks in favor of creating an open forum to allow stockholders and analysts to ask questions. The Company also continues to provide financial and other disclosure beyond that which is required by the SEC on matters such as management’s views on Company performance, industry trends and pending legislation.

Further, members of the Company’s senior management team maintain an active schedule of participation at institutional investor conferences, stockholder meetings and management staffed tours of our Mountain Pass Facility. These outreach efforts provide investors and prospective investors with constructive forums to discuss a wide variety of important subjects with management, including executive compensation, and provide useful feedback for management.

We believe our discussions with investors have been especially important with regards to our compensation program. For instance, based in part on our dialogue with stockholders, the Company has implemented performance share programs for the Company’s executive officers, which contain performance-based vesting for a meaningful portion of equity awards.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Accordingly, our Board recommends that you vote “FOR” Proposal 2 at the Annual Meeting. For more information, see “Proposal No. 2—Advisory vote to approve the compensation paid to the Company’s Named Executive Officers.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on the review and discussions described above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee of the Board of Directors

Andrew A. McKnight, Chair
Arnold W. Donald
Daniel Gold
Randall J. Weisenburger

COMPENSATION TABLES

2022 Summary Compensation

The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2022 and, to the extent required by SEC disclosure rules, fiscal years ended December 31, 2022, 2021 and 2020 by the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other named executive officers as determined under the SEC rules (collectively, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($) (3)	Total ($)
James H. Litinsky	2022	600,000	—	—	999,032	—	1,599,032
Chairman of the Board and Chief Executive Officer	2021	—	—	34,832,000	—	—	34,832,000
	2020	—	—	—	—	—	—

Ryan Corbett	2022	425,000	—	1,904,857	707,647	4,000	3,041,504
Chief Financial Officer	2021	300,000	500,000	103,306	—	4,000	907,306
	2020	271,154	650,000	5,036,500	—	4,000	5,961,654

Michael Rosenthal	2022	425,000	—	280,980	707,647	4,000	1,417,627
Chief Operating Officer	2021	250,000	250,000	250,119	—	4,847	754,966
	2020	262,938	200,000	22,491,656	—	23,220	22,977,814

Elliot D. Hoops	2022	400,000	—	805,616	666,021	4,000	1,875,637
General Counsel and Secretary	2021	215,385	275,000	1,249,963	—	3,500	1,743,848

(1)

The value in this column reflects the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for stock awards granted during 2022. Assumptions used in the calculation of these amounts are described in footnotes 2 and 15 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. A portion of the grant date fair value reflected in the stock awards column for Messrs. Corbett, Rosenthal and Hoops is based on a portion of their 2021 bonuses paid in immediately vesting restricted stock units granted in January 2022 as follows: $234,150 for Mr. Corbett; $280,980 for Mr. Rosenthal; and $187,320 for Mr. Hoops.

(2)

The amount in this column for each of the named executive officers includes the bonus that he earned based on the achievement of pre-established performance targets. For a more detailed discussion of these bonuses, see the “—Compensation Discussion and Analysis—Elements of Compensation” section above.

(3)	For Messrs. Corbett, Rosenthal and Hoops, All Other Compensation in 2022 consisted of $4,000 in matching 401(k) contributions.

2022 Grants of Plan Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of the named executive officers in 2022. Mr. Litinsky was not granted an equity award in 2022. The 2022 equity grants were granted under the Company’s 2020 Stock Incentive Plan.

Name	Grant Date		Award Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
				Threshold ($)	Target ($)	Maximum ($)
James H. Litinsky	—		—	$300,000	$600,000	$1,200,000	—	—

Ryan Corbett	—		—	$212,500	$425,000	$850,000	—	—
	01/14/2022	(3)	12/28/2021	—	—	—	5,000	234,150
	01/14/2022	(4)	12/28/2021	—	—	—	25,000	1,170,750
	01/14/2022	(4)	11/09/2021	—	—	—	10,676	499,957

Michael Rosenthal	—		—	$212,500	$425,000	$850,000	—	—
	01/14/2022	(3)	12/28/2021	—	—	—	6,000	280,980

Elliot D. Hoops	—		—	$200,000	$400,000	$800,000	—	—
	01/14/2022	(3)	12/28/2021	—	—	—	4,000	187,320
	01/14/2022	(4)	12/28/2021	—	—	—	10,000	468,300
	01/14/2022	(4)	11/09/2021	—	—	—	3,203	149,996

(1)

As discussed in the “Compensation Discussion and Analysis” section above, the following bonuses were awards under the 2022 Annual Incentive Plan adopted pursuant to the 2020 Stock Incentive Plan. (i) Mr. Litinsky received a bonus of $999,032; (ii) Mr. Corbett received a bonus of $707,647; (iii) Mr. Rosenthal received a bonus of $707,647; and (iv) Mr. Hoops received a bonus of $666,021.

(2)

Represents the full grant date fair value of awards under ASC 718. Generally, the full grant date fair value is the amount the Company expenses in its financial statements over the award’s vesting period. The equity awards made to the named executive officers consisted of restricted stock units.

(3)	Represents restricted stock units that immediately vested on January 14, 2022.
(4)	Represents restricted stock units that vest in four annual installments beginning on January 14, 2023.

2022 Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards outstanding as of December 31, 2022, for the named executive officers:

	Stock Awards
Name	Number of Shares or Units Held that Have Not Vested (#) (1)		Market Value of Shares or Units Held that Have Not Vested ($) (8)
James H. Litinsky	600,000	(2)	$14,568,000

Ryan Corbett	60,000	(3)	$1,456,800
	865	(4)	$21,002
	25,000	(5)	$607,000
	10,676	(5)	$259,213

Michael Rosenthal	937,803	(6)	$22,769,857
	2,095	(4)	$50,867

Elliot D. Hoops	27,322	(7)	$663,378
	10,000	(5)	$242,800
	3,203	(5)	$77,769

(1)	The stock awards consist of grants of restricted stock and restricted stock units, which were granted under the 2020 Stock Incentive Plan.

(2)	The award vests in one-third increments on November 18, 2023, November 18, 2024, and November 18, 2025.
(3)	The award vests in 50% increments on November 17, 2023, and November 17, 2024.
(4)	The award vests in one-third increments on March 16, 2023, March 16, 2024, and March 16, 2025.
(5)	The award vests in 25% increments on January 14, 2023, January 14, 2024, January 14, 2025, and January 14, 2026.
(6)	The award vests in one-third increments on February 17, 2023, February 17, 2024, and November 17, 2024.
(7)	The award vests in one-third increments on May 17, 2023, May 17, 2024, and May 17, 2025.
(8)	Calculated based on the closing price of $24.28 for the Company’s common stock on December 30, 2022, which was the last trading day of 2022.

2022 Stock Vested

The following table sets forth information concerning stock awards that vested during the year ended December 31, 2022. None of the executive officers of the Company have been granted options by the Company and therefore did not exercise any options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James H. Litinsky	200,000	6,536,000
Ryan Corbett	35,289	1,220,952
Michael Rosenthal	631,902	26,320,146
Elliot D. Hoops	13,107	539,670

Equity Compensation Plan Information

The following table summarizes certain information with respect to the Company’s compensation plans and individual compensation arrangements under which the Company’s equity securities have been authorized for issuance as of the fiscal year ended December 31, 2022:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	1,210,360	(1)	—	6,551,497

(1)	Consists entirely of restricted stock units granted under the 2020 Stock Incentive Plan.

Potential Payments Upon Termination or Change in Control

The following tables describe and quantify the compensation that would become payable in the event of a termination of a named executive officer’s employment under several different circumstances or a change in control. The amounts shown are estimates of amounts that would be paid to the named executive officers assuming that such termination or change in control was effective as of December 31, 2022, and include amounts earned through such time and are based (where applicable) on the closing price of the Company’s common stock on December 30, 2022, the last trading day of 2022, which was $24.28 per share. The actual amounts to be paid can only be determined at the time of such named executive officer’s separation from the Company and/or change in control.

Post-Employment Payments—James H. Litinsky

Executive Payments	Termination for Cause by Company ($)	Voluntary Resignation by Executive ($)	Termination without Cause by Company or by Executive for Good Reason ($)	Termination upon Death or Disability ($)	Change in Control ($) (5)	Change in Control Termination without Cause ($) (5)
Cash Severance Benefit (1)(2)	0	600,000	2,400,000	600,000	0	3,000,000
Restricted Stock (3)	0	0	0	0	0	0
Restricted Stock Units (3)(4)	0	0	14,568,000	14,568,000	14,568,000	14,568,000
Total	0	600,000	16,968,000	15,168,000	14,568,000	17,568,000

Post-Employment Payments—Ryan Corbett

Executive Payments	Termination for Cause by Company ($)	Voluntary Resignation by Executive ($)	Termination without Cause by Company or by Executive for Good Reason ($)	Termination upon Death or Disability ($)	Change in Control ($) (5)	Change in Control Termination without Cause ($) (5)
Cash Severance Benefit (1)(2)	0	425,000	1,275,000	425,000	0	2,125,000
Restricted Stock (3)	0	0	1,456,800	1,456,800	1,456,800	1,456,800
Restricted Stock Units (3)(4)	0	0	223,570	887,215	887,215	887,215
Total	0	425,000	2,955,370	2,769,015	2,344,015	4,469,015

Post-Employment Payments—Michael Rosenthal

Executive Payments	Termination for Cause by Company ($)	Voluntary Resignation by Executive ($)	Termination without Cause by Company or by Executive for Good Reason ($)	Termination upon Death or Disability ($)	Change in Control ($) (5)	Change in Control Termination without Cause ($) (5)
Cash Severance Benefit (1)(2)	0	425,000	1,275,000	425,000	0	2,125,000
Benefit Continuation	0	0	10,433	10,443	0	10,443
Restricted Stock (3)	0	0	22,769,857	22,769,857	22,769,857	22,769,857
Restricted Stock Units (3)(4)	0	0	16,960	50,867	50,867	50,867
Total	0	425,000	24,072,260	23,256,167	22,820,724	24,956,167

Post-Employment Payments—Elliot D. Hoops

Executive Payments	Termination for Cause by Company ($)	Voluntary Resignation by Executive ($)	Termination without Cause by Company or by Executive for Good Reason ($)	Termination upon Death or Disability ($)	Change in Control ($) (5)	Change in Control Termination without Cause ($) (5)
Cash Severance Benefit (1)(2)	0	400,000	1,200,000	400,000	0	2,000,000
Benefit Continuation	0	0	47,012	47,012	0	47,012
Restricted Stock (4)	0	0	0	0	0	0
Restricted Stock Units (3)(4)	0	0	301,291	983,947	983,947	983,947
Total	0	400,000	1,548,303	1,430,959	983,947	3,030,959

(1)

In addition to the Cash Severance Benefit set forth in the table, each executive may be entitled to received certain accrued obligations as of the termination date, as described the “Employment Agreements” section below, which generally includes all accrued but unpaid base salary through the date of termination, a pro-rated bonus for the 2022 year (except in the event of a termination for cause), a payment of any unpaid or unreimbursed business expenses, and any benefits provided under Company benefit plans.

(2)

The basis for the cash severance benefit upon a termination is the base salary for 2022 as of December 31, 2022, plus the target cash bonus opportunity for 2022, noting that the annual bonuses for the 2022 calendar year were all paid prior to December 31, 2023.

(3)

Restricted stock and restricted stock unit award values were computed based on the closing price of the Company’s common stock on December 30, 2022 ($24.28 per share), which was the last trading day of 2022.

(4)

Restrictions on unvested restricted stock units automatically lapse upon death, disability, or a change of control under the terms of the applicable award agreements or pursuant to a discretionary Board action as permitted under the terms of the 2020 Equity Incentive Plan.

(5)

In the event that executive is subject to excise taxes imposed under Code Section 4999 pursuant to Code Section 280G, payments and benefits received by the executive in relation to a change in control may be subject to reduction pursuant to the terms of the executive’s employment agreement. The amounts reflected in this table do not reflect the application of any reduction pursuant to the terms of the executive’s employment agreement.

Employment Agreements

The Company has entered into employment agreements with Messrs. Litinsky, Corbett, Rosenthal and Hoops. None of these agreements contain a single trigger change in control provision. The Company determined to enter into these employment agreements in recognition of the continuing need to attract and retain experienced, proven executives (particularly in light of the increased competition for talent in its industry) and to protect the Company from certain competitive risk.

The discussion below provides a summary of the key terms of the employment agreements that were in effect on December 31, 2022.

Summary of Key Terms of Employment Agreements

On November 18, 2021, the Company entered into employment agreements (the “Employment Agreements”), effective as of January 1, 2022, with Messrs. Litinsky, Corbett, Rosenthal and Hoops (collectively, the “Executives” and each, an “Executive”).

Compensation. Pursuant to the Employment Agreements, the base salaries paid to the Executives in 2022 were as follows: Mr. Litinsky, $600,000, Messrs. Corbett and Rosenthal, $425,000, and Mr. Hoops, $400,000. Each Executive is also entitled to earn an annual incentive bonus of up to 100% of his base salary as a target bonus and up to 200% of his base salary as a maximum bonus. Any such bonuses are subject to: (i) except as otherwise provided in the Employment Agreement, the Executive being employed by the Company on the last day of the Company’s fiscal year or such later date as the Company’s bonus plan shall specify; and (ii) the Company’s Incentive Compensation Clawback Policy. In some circumstances, a portion of the Executives’ annual bonuses may be paid in restricted stock, restricted stock units or other equity awards.

On January 1, 2023, the base salaries for each of the executives were increased as follows: (i) Mr. Litinsky’s base salary was increased to $750,000; (ii) Mr. Corbett’s base salary was increased to $550,000; (iii) Mr. Rosenthal’s base salary was increased to $600,000; and (iv) Mr. Hoops’ base salary was increased to $500,000.

Term. The term of each employment agreement is for an indefinite term.

Termination Payments. If an Executive’s employment terminates, the Executive would receive all accrued but unpaid base salary and, except in the case of dismissal for “cause” (as defined in the Employment Agreements), an annual bonus for the year of termination based on the actual financial results for the full year in which the termination occurred, prorated for the portion of the year before termination of the Executive’s employment.

If an Executive’s employment is terminated by the Company without cause or by the Executive for “good reason” (as defined in the Employment Agreements) other than prior to, on or within 24 months following a “change of control” (as defined in the Employment Agreements), Mr. Litinsky would be entitled to 1.5 times the sum of his annual base salary and target bonus and Messrs. Corbett, Rosenthal and Hoops would be entitled to 1 times the sum of the Executive’s annual base salary and the Executive’s target bonus. The Executive would also be entitled to receive continuation of health benefits coverage for the Executive and the Executive’s dependents and disability insurance coverage for the Executive for up to 18 months following termination. In addition, all of Mr. Litinsky’s outstanding equity awards that do not contain performance-based vesting conditions (“Time Vested Awards”) shall immediately become vested as of the date of termination. With respect to Messrs. Corbett, Rosenthal and Hoops, all of their Time Vested Awards that vest over the period of time following termination until the end of the following calendar year following termination shall vest in full as of the date of termination. Further, Mr. Corbett’s grant of 150,000 shares of restricted stock on November 17, 2020, and Mr. Rosenthal’s grant of 1,563,006 shares of restricted stock on November 17, 2020, shall vest in full as of the date of such termination.

If an Executive’s employment is terminated by the Company without cause or by the Executive for “good reason” within ninety (90) days prior to, on or within twenty-four (24) months after a “change of control” (as such terms are defined in the Employment Agreements), the Executive would be entitled to a lump sum payment of 2 times the sum of his annual base salary and target bonus. The Executive would also be entitled to receive, as the Company’s expense, continuation of health benefits coverage for the Executive and the Executive’s dependents and disability insurance coverage for the Executive for up to 18 months following termination. In addition, all Time Vested Awards shall vest in full as of the date of termination. If the Executive dies or the Company terminates the Executive’s employment due to “disability” (as defined in the Employment Agreements), the Executive would be entitled to receive, as the Company’s expense, continuation of health benefits coverage for the Executive and the Executive’s dependents and disability insurance coverage for the Executive for up to 18 months following termination. In addition, all Time Vested Awards shall vest in full as of the date of termination.

All termination payments are expressly conditioned on the executive providing a written release of all liabilities to the Company and the executive’s agreement to comply with the restrictive covenants described below for the time period for which such payments are made.

CEO Pay Ratio

We calculated our CEO Pay Ratio, or the ratio of the pay of Mr. Litinsky, our Chief Executive Officer in 2022, to that of our median employee, as permitted under SEC rules. We identified our median employee using payroll compensation consistent with what is reported on each employee’s W-2, Box 1 as of October 31, 2022 for all individuals, excluding our Chief Executive Officer, who were employed by us on such date. We measured total annual compensation based on the 26 bi-weekly pay periods between November 1, 2021 and October 31, 2022. We did not make any assumptions or estimates with respect to total annual compensation. We selected the median employee from that group for purposes of preparing the ratio of Chief Executive Officer pay to median employee pay. We then calculated the compensation for our median employee based upon the same components of compensation used to determine Mr. Litinsky’s pay for purposes of Summary Compensation Table disclosure. Mr. Litinsky’s total annual compensation for 2022 was $1,599,032 as disclosed in the Summary Compensation Table above. All of Mr. Litinsky’s compensation in 2022 consisted solely of annual base salary and a performance-based bonus. Our median employee’s total annual compensation for 2022 was $85,433. Based upon the calculation of compensation for both Mr. Litinsky and our median employee, the ratio of Chief Executive Officer pay to median employee pay for 2022 is 19:1. We believe that the CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation

S-K,

we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance

philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO 1	Compensation Actually Paid to PEO 2	Average Summary Compensation Table Total for Non-PEO NEOs 3	Average Compensation Actually Paid to Non-PEO NEOs 4	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (Thousands) 7	Adjusted EBITDA (Thousands) 8
					Total Shareholder Return 5	Peer Group Total Shareholder Return 6
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$1,599,032	$(13,632,968)	$2,111,590	$(6,446,895)	$160.90	$180.34	$289,004	$388,631
2021	$34,832,000	$36,336,000	$984,079	$6,001,970	$300.99	$170.93	$135,037	$219,077
2020	$0	$0	$10,320,082	$21,065,164	$213.19	$112.07	$(21,825)	$42,609

1
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Litinsky (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. In 2020, Mr. Litinsky did not receive any compensation. In 2021, the compensation paid to Mr. Litinsky consisted of only 800,000 restricted stock units that vest over four years. Refer to “Compensation Tables – Summary Compensation Table.”

2
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Litinsky, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Litinsky during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Litinsky’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$1,599,032	$0	$(15,232,000)	$(13,632,968)
2021	$34,832,000	$34,832,000	$36,336,000	$36,336,000
2020	$0	$0	$0	$0

(a)	The grant date fair value of equity awards represents the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in Applicable Year that are outstanding and unvested	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2022	$0	$(12,684,000)	$(2,548,000)	$(15,232,000)
2021	$36,336,000	$0	$0	$36,336,000
2020	$0	$0	$0	$0

3
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding Mr. Litinsky) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Litinsky) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Ryan Corbett, Michael Rosenthal and Elliot D. Hoops; (ii) for 2021, Ryan Corbett, Michael Rosenthal, Elliot D. Hoops and Sheila Bangalore; and (iii) for 2020, Ryan Corbett, Michael Rosenthal and Sheila Bangalore.

4
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Litinsky), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Litinsky) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Litinsky) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,111,590	$997,151	$(7,561,334)	$(6,446,895)
2021	$984,079	$482,699	$5,500,590	$6,001,970
2020	$10,320,082	$9,655,719	$20,400,801	$21,065,164

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in Applicable Year that are outstanding and unvested	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2022	$395,594	$(7,244,572)	$234,150	$(946,506)	$(7,561,334)
2021	$458,481	$4,751,757	$113,902	$176,450	$5,500,590
2020	$19,441,468	$0	$959,333	$0	$20,400,801

5
The dollar amounts reported in column (f) represent Cumulative TSR as calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6
The dollar amounts reported in column (g) represent the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose consisted of the following companies: Albemarle Corporation, Alcoa Corporation, Ashland Global Holdings Inc., Axalta Coating Systems Ltd., Cabot Corporation, CF Industries Holdings, Inc., Cleveland-Cliffs Inc., Commercial Metals Company, Compass Minerals International, Inc., Quaker Chemical Corporation, Reliance Steel & Aluminum Co., Steel Dynamics, Inc., The Mosaic Company, and Westlake Chemical Corporation.

7	The dollar amounts reported in column (h) represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.
8
The dollar amounts reported in column (i) represent Adjusted EBITDA for the applicable year. Adjusted EBITDA is defined as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; transaction-related, start-up
and other
non-recurring
costs; accretion of asset retirement and environmental obligations; gain or loss on sale or disposal of long-lived assets; write-downs of inventories; tariff rebates; and other income or loss, net.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses in its executive compensation program are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted EBITDA

•	REO Production
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes performance measures to align certain elements of executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular

year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
The following graphs further illustrate the relationship between the pay and performance figures that are included in the Pay versus Performance tabular disclosure above. As noted above, the compensation actually paid amounts for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. The first graph illustrates the relationship between compensation actually paid to the Company’s Cumulative TSR. Mr. Litinsky did not earn any compensation in 2020.

Compensation Actually Paid and Net Income (Loss)
The following graph illustrates the relationship between the compensation actually paid amounts to the Company’s net income (loss). While the Company does not use net income (loss) as a performance measure in the overall executive compensation program, the measure of net income (loss) is correlated with the measure Adjusted EBITDA, which the Company does use for when setting goals in the Company’s short-term incentive compensation program. Mr. Litinsky did not earn any compensation in 2020.

Compensation Actually Paid and Adjusted EBITDA
The following graph illustrates the relationship between the compensation actually paid amounts to the Company’s Adjusted EBITDA. The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise in the Pay versus Performance table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted EBITDA when setting goals in the Company’s short-term incentive compensation program. Mr. Litinsky did not earn any compensation in 2020.

Cumulative TSR of the Company and Cumulative TSR of the Company’s Peer Group
The following graph illustrates the Company’s Cumulative TSR and the Cumulative TSR of the Company’s peer group beginning on November 18, 2020 (which was our first trading day in 2020) and the past three years. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to Note 6 to the Pay versus Performance table above.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE COMPENSATION PAID TO

THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are pleased to provide our stockholders with the opportunity to approve, on an advisory basis, determinations made by the Compensation Committee and the Board of Directors regarding the compensation of our named executive officers for 2022, pursuant to Section 14 of the Exchange Act, as described in the Compensation Discussion and Analysis section (the “CD&A”), and the subsequent tabular and narrative disclosure (collectively, the “Executive Compensation Disclosure”) beginning on page 32 of this Proxy Statement.

We believe stockholders should approve of the Company’s 2022 compensation program because it is performance based and it is appropriate in the context of industry standards and aligns executive compensation with stockholder interests. As more specifically described in the CD&A, the Compensation Committee believes the compensation paid to Mr. Litinsky, the Company’s Chairman and Chief Executive Officer in 2022, is reasonable and appropriate in light of the Company’s scale, objectives, achievements and performance.

We urge you to carefully review the Executive Compensation Disclosure so that you have a complete understanding of how important our compensation program is to the continued success of the Company. You will find in the Executive Compensation Disclosure a detailed discussion of the Company’s pay-for-performance compensation philosophy, the elements of our compensation program and the specific payments made to named executive officers with respect to 2022. The Company’s compensation program is fundamental to the approach we employ to attract, motivate and, most importantly, retain our named executive officers. To that end, we believe we have designed a compensation program that is strongly grounded on pay-for-performance principles, and which features a significant amount of “at risk” compensation, as described in more detail in the CD&A. We believe this strategy continues to achieve its intended outcome. The Company’s recent performance, inclusive of 2022, has been strong, which we believe is based in large part on the focused and strategic leadership of the Company’s management team.

We believe that the Company’s 2022 achievements, as described in “Overview of MP Materials Corp.”, coupled with the Company’s record of providing long-term value creation amply supports the compensation paid to the named executive officers. As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, we urge you to endorse our pay-for-performance compensation program, particularly in light of the Company’s strong performance and significant achievements over both the short-term and long-term.

The next advisory vote to approve the compensation of our named executive officers will take place at the 2024 annual meeting of stockholders.

The Board of Directors unanimously recommends that stockholders cast their non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure included in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders.”

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Our Board and the Audit Committee are asking our stockholders to ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2023. Stockholder ratification of such appointment is not required by our Bylaws or any other applicable legal requirement. However, our Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2023. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change should be made. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make statements if they desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We were billed by KPMG in the years ended December 31, 2022 and 2021 as follows:

	Years Ended December 31,
	2022	2021
Audit fees	$1,598,138	$1,988,000
Audit-related fees	$33,863	—
Tax fees	$28,845	—
All other fees	—	—
Total fees	$1,660,846	$1,988,000

Audit fees for the year ended December 31, 2022, were $1,598,138 paid to KPMG for the audit of the Company’s year-end financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, consents and other items related to SEC matters. In addition, Audit-related fees were $33,863 for professional services related to the Company’s green convertible bonds. Further, Tax fees were $28,845 related to general tax consulting. There were no All other fees billed by KPMG during the fiscal year ended December 31, 2022.

Audit fees for the year ended December 31, 2021, include $500,000 paid to KPMG for professional services rendered in connection with the filing of our registration statements, including our Registration Statements on Form S-1 and Form S-3, and $1,488,000 paid to KPMG for the audit of the Company’s year-end financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, consents and other items related to SEC matters. There were no Audit-related fees, Tax fees or All other fees billed by KPMG during the year ended December 31, 2021.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

Additional information concerning the Audit Committee and its activities can be found in the following sections of this Proxy Statement: “Corporate Governance— Board Committees—Audit Committee” and “Report of the Audit Committee.”

Pre-Approval Policy

According to policies adopted by the Audit Committee and ratified by our Board, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. The Audit Committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee.

The Audit Committee (or its delegate) approved one hundred percent (100%) of all services provided by KPMG during the years ended December 31, 2022. The Audit Committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.

Recommendation of Our Board of Directors and Audit Committee

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company’s independent registered public accounting firm (the “independent accounting firm”). In addition, the Audit Committee is involved in the selection of the lead audit engagement partner whenever a rotational change is required by applicable law or listing standards or for any other reason. The independent accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, the independent accounting firm will express its own opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.

The function of the Audit Committee is not intended to duplicate or attest as to the activities of management and the independent accounting firm, nor can the Audit Committee certify that the independent accounting firm is “independent” under applicable rules. The Audit Committee serves a board level oversight role, in which it provides advice, counsel and direction to management and the independent accounting firm on the basis of the information it receives, discussions with management and the independent accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

In this context, the Audit Committee met and held numerous discussions with management and the independent accounting firm during 2022. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with the independent accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The independent accounting firm also provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent accounting firm the firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accounting firm and the Audit Committee’s review of the representations of management and the report of the independent accounting firm on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023.

Audit Committee of the Board of Directors

Randall J. Weisenburger, Chair Connie K. Duckworth Maryanne R. Lavan

MP MATERIALS CORP. 1700 S. PAVILION CENTER DRIVE, SUITE 800 LAS VEGAS, NV 89135 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/MP2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 12, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V02990-P82934 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MP MATERIALS CORP. The Board of Directors recommends you vote FOR all nominees listed in Proposal 1. 1. Election of 2 Directors Named in the Proxy Statement Nominees: For Withhold 1a. Arnold W. Donald ! ! 1b. Randall J. Weisenburger ! ! The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain 2. Advisory vote to approve compensation paid to the Company’s named executive officers. ! ! ! 3. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2023. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, Yes No please give full title as such. Joint owners should each sign HOUSEHOLDING ELECTION - Please indicate if you consent ! ! personally. All holders must sign. If a corporation or partnership, to receive certain future investor communications in a single please sign in full corporate or partnership name by authorized package per household. officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and 2022 Annual Report are available at www.proxyvote.com. V02991-P82934 MP MATERIALS CORP. Annual Meeting of Stockholders June 13, 2023 at 8:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Elliot D. Hoops and Ryan Corbett, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MP MATERIALS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM Pacific Time on June 13, 2023, virtually at www.virtualshareholdermeeting.com/MP2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side